UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Genuine Parts Company

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GENUINE PARTS COMPANY

2999 Circle 75 Parkway

Atlanta, Georgia 30339

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

April 27, 2015

TO THE SHAREHOLDERS OF GENUINE PARTS COMPANY:

The 2015 Annual Meeting of Shareholders of Genuine Parts Company, a Georgia corporation, will be held at the Company’s headquarters, 2999 Circle 75 Parkway, Atlanta, Georgia, on Monday, the 27th day of April 2015, at 10:00 a.m., for the following purposes:

(1)  To elect as directors the twelve nominees named in the attached proxy statement;

(2)  To approve, by a non-binding advisory vote, the compensation of the Company’s executive officers;

(3)  To approve the Genuine Parts Company 2015 Incentive Plan;

(4)  To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015; and

(5)  To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Information relevant to these matters is set forth in the attached proxy statement. Only holders of record of Common Stock at the close of business on February 17, 2015 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 27, 2015.

The Proxy Statement and the 2014 Annual Report to Shareholders are available at

http://www.proxydocs.com/gpc

By Order of the Board of Directors,

CAROL B. YANCEY
Executive Vice President, Chief Financial Officer and
Corporate Secretary

Atlanta, Georgia

February 26, 2015

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE, OR YOU CAN VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

GENUINE PARTS COMPANY

2999 Circle 75 Parkway

Atlanta, Georgia 30339

PROXY STATEMENT

ANNUAL MEETING — APRIL 27, 2015

This proxy statement is being furnished to the shareholders of Genuine Parts Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2015 Annual Meeting of Shareholders to be held on Monday, April 27, 2015, at 10:00 a.m. local time and at any reconvened meeting following any adjournment thereof. The Annual Meeting will be held at the Company’s headquarters, 2999 Circle 75 Parkway, Atlanta, Georgia.

This proxy statement and the accompanying proxy card are first being mailed to shareholders and made available on our website on or about February 26, 2015. The Company’s 2014 annual report to the shareholders, including consolidated financial statements for the year ended December 31, 2014, is enclosed.

VOTING

Shareholders of record can simplify their voting and reduce the Company’s costs by voting their shares via telephone or the Internet. Instructions for voting via telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures enable shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker (in “street name”), the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or broker. If you do not choose to vote by telephone or the Internet, please mark your choices on the enclosed proxy card and then date, sign and return the proxy card at your earliest opportunity.

All proxies properly voted by telephone or the Internet and all properly executed written proxy cards that are delivered to the Company (and not later revoked) will be voted in accordance with instructions given in the proxy. When voting on the election of directors, you may (1) vote FOR all nominees listed in this proxy statement, (2) WITHHOLD AUTHORITY to vote for all nominees, or (3) WITHHOLD AUTHORITY to vote for one or more nominees but vote FOR the other nominees. When voting on the approval of the Company’s executive compensation program, the approval of the 2015 Incentive Plan, and the ratification of the selection of independent auditors, you may vote FOR or AGAINST the proposal or you may ABSTAIN from voting.

If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted FOR all nominees to the Board of Directors listed in this proxy statement, FOR the proposal to approve the Company’s executive compensation program, FOR the proposal to approve the Company’s 2015 Incentive Plan, and FOR the ratification of the selection of independent auditors for the fiscal year ending December 31, 2015. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of 2015 Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.

If you hold your shares in street name and you do not instruct your bank or brokerage firm in accordance with their directions how to vote your shares prior to the date of the Annual Meeting, your bank or brokerage firm cannot vote your shares (referred to as “broker non-votes”) on the following proposals: “Proposal 1 — Election of Directors,” “Proposal 2 — Advisory Vote on Executive Compensation,” or “Proposal 3 — Approval of 2015 Incentive Plan,” and such shares will be considered “broker non-votes” and will not affect the outcome of these votes. However, your bank or brokerage firm may vote your shares in its discretion on “Proposal 4 — Ratification of Selection of Independent Auditors.”

A shareholder of record who submits a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Annual Meeting. Such revocation may be by delivery of written notice to the Corporate Secretary of the Company at the Company’s address shown above, by delivery of a proxy bearing a later date (including a later vote by telephone or the Internet), or by voting in person at the Annual Meeting. Street name holders may revoke their proxies prior to the Annual Meeting by following the procedures specified by their bank or brokerage firm.

Only holders of record of the Company’s Common Stock at the close of business on the record date for the Annual Meeting, which is February 17, 2015, are entitled to vote at the Annual Meeting. Persons who hold shares of Common Stock in street name as of the record date may vote at the Annual Meeting only if they hold a valid proxy from their bank or brokerage firm. At the close of business on February 17, 2015, the Company had outstanding and entitled to vote at the Annual Meeting 152,699,446 shares of Common Stock.

On each proposal presented for a vote at the Annual Meeting, each shareholder is entitled to one vote per share of Common Stock held as of the record date. A quorum for the purposes of all matters to be voted on shall consist of shareholders representing, in person or by proxy, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Shares represented at the Annual Meeting that are abstained or withheld from voting and broker non-votes will be considered present for purposes of determining a quorum at the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.

The vote required for (1) the election of directors, (2) the advisory vote on executive compensation, (3) the vote on the 2015 Incentive Plan, and (4) the ratification of the selection of independent auditors is the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on such proposal which are represented at the Annual Meeting. Because votes withheld and abstentions will be considered as present and entitled to vote at the Annual Meeting but will not be voted “for” these proposals, they will have the same effect as votes “against” these proposals.

Although the advisory vote on executive compensation is non-binding as provided by law, the Company’s Board of Directors will review the results of the vote and take it into account in making future determinations concerning executive compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of fourteen directorships. Mr. Jack Guynn and Dr. Michael Johns have reached mandatory retirement age for the Board and therefore will not stand for re-election at the 2015 Annual Meeting. The Board of Directors has approved the recommendation of its Compensation, Nominating and Governance Committee to decrease the number of directorships to twelve as of the date of the 2015 Annual Meeting and has nominated the twelve nominees named below to serve as directors until the 2016 Annual Meeting and the election and qualification of their successors.

In the event that any nominee is unable to serve (which is not anticipated), the Board of Directors may:

•	designate a substitute nominee, in which case the persons designated as proxies will cast votes for the election of such substitute nominee;

•	allow the vacancy to remain open until a suitable candidate is located and nominated; or

•	adopt a resolution to decrease the authorized number of directorships.

If any incumbent director nominee in an uncontested election should fail to receive the required affirmative vote of the holders of a majority of the shares entitled to vote which are represented at the Annual Meeting, under Georgia law, the director remains in office as a “holdover” director until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death. In the event of a holdover director, the Board of Directors in its discretion may request the director to resign from the Board. If the director resigns, the Board of Directors may:

•	immediately fill the resulting vacancy;

•	allow the vacancy to remain open until a suitable candidate is located and appointed; or

•	adopt a resolution to decrease the authorized number of directorships.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES.

Set forth below is certain information about each of the twelve nominees for director. For additional information about the nominees, including the experience, qualifications, attributes and skills that our Board believes makes them well qualified to serve as directors, as well as information about our director independence requirements, our director nominating process, our board leadership structure and other corporate governance matters, see “Corporate Governance” below.

NOMINEES FOR DIRECTOR

Name, Principal Occupation, Certain Other Current and Past Directorships and Age	Director Since
Dr. Mary B. Bullock is Executive Vice Chancellor of Duke Kunshan University, a collaboration between Duke University, Wuhan University and the city of Kunshan in China, a position she has held since September 2012. Dr. Bullock is President Emerita of Agnes Scott College in Atlanta, Georgia, where she served as President from 1995 until her retirement in August of 2006. Between 2007 and 2012, Dr. Bullock was a visiting part-time professor at Emory University. Dr. Bullock is 70.	2002
Paul D. Donahue was named President of the Company in January of 2012, and has served as President of the Company’s U.S. Automotive Parts Group since July 6, 2009. Mr. Donahue served as Executive Vice President of the Company from August 2007 until his appointment as President. In addition, between 2004 and June 2007, Mr. Donahue served as President and Chief Operating Officer of S. P. Richards Company, a wholly-owned subsidiary of the Company. Mr. Donahue is 58.	2012
Jean Douville is the Chairman of the Board of Directors of the Company’s wholly-owned subsidiary, UAP Inc., having been a director since 1981 and Chairman since 1993. He served as President of UAP Inc. from 1981 through 2000 and as Chief Executive Officer from 1982 through 2000. UAP Inc. is a distributor of automotive replacement parts headquartered in Montreal, Quebec, Canada. Mr. Douville is Chairman of the Board of Banque Nationale du Canada and a director of Richelieu Hardware Ltd. Mr. Douville is 71.	1992
Gary P. Fayard was Executive Vice President and Chief Financial Officer of the Coca-Cola Company from 2003 until his retirement in May, 2014. Mr. Fayard joined the Coca-Cola Company in 1994 as Vice President and Controller. He was promoted to the role of Senior Vice President and Chief Financial Officer in 1999. He has served as Director on numerous for-profit and not-for-profit boards, including service on the Coca-Cola Enterprises, Inc. board from 2001 until 2009, and currently serves on the board of directors of Coca-Cola FEMSA. Mr. Fayard is 62.	2014
Thomas C. Gallagher has been Chief Executive Officer of the Company since August 2004 and Chairman of the Board since February 2005. Mr. Gallagher served as President of the Company from 1990 until January 2012 and Chief Operating Officer of the Company from 1990 until August 2004. Mr. Gallagher was elected to the board of Oxford Industries, Inc. on June 20, 2013. Mr. Gallagher is 67.	1990

Name, Principal Occupation, Certain Other Current and Past Directorships and Age	Director Since
John R. Holder is Chairman and Chief Executive Officer of Holder Properties, a commercial and residential real estate development, leasing, and management company based in Atlanta. Mr. Holder has held the position of Chairman since 1989 and Chief Executive Officer since 1980. He is also a director of Oxford Industries, Inc. Mr. Holder is 60.	2011

John D. Johns is Chairman, President and Chief Executive Officer of Protective Life Corporation in Birmingham, Alabama. On February 1, 2015, Protective Life Corporation became a wholly owned subsidiary of The Dai-ichi Life Insurance Company, and it is no longer a publicly traded company. Mr. Johns served as President and Chief Executive Officer of Protective Life Corporation since January 2002 and became Chairman in January 2003. He served as President and Chief Operating Officer of Protective Life from August 1996 through December 2001, and from October 1993 through August 1996 he served as Executive Vice President and Chief Financial Officer. Mr. Johns also serves as a director of Regions Financial Corporation and The Southern Company. He is formerly a director of Alabama Power Company, a wholly owned subsidiary of The Southern Company. Mr. Johns is 63.

2002

Robert C. “Robin” Loudermilk, Jr. is currently President and Chief Executive Officer of The Loudermilk Companies, LLC, a real estate management company, a position he has held since January 1, 2012. Previously he served as President of Aaron’s Inc., a furniture, electronics and home appliance retailer from 1997 through November 2011 and as Chief Executive Officer of Aaron’s Inc. from 2008 through November 2011. He also served in various other positions at Aaron’s Inc., beginning as an Assistant Store Manager in 1985 and including service as the Chief Operating Officer from 1997 until 2008. Mr. Loudermilk also previously served as a director of Aaron’s Inc. Mr. Loudermilk is 55.

2010
Wendy B. Needham was Managing Director, Global Automotive Research for Credit Suisse First Boston, an investment banking firm, from August 2000 to June 2003, and a Principal, Automotive Research, for Donaldson, Lufkin and Jenrette from 1994 to 2000. Ms. Needham previously served as a director of Asahi Tec. Ms. Needham is 62.	2003
Jerry W. Nix served as the Vice Chairman of the Board of Directors from November 2005 until his retirement as CFO in March, 2013. He served as Chief Financial Officer of the Company from 2000 to 2013. Previously, Mr. Nix held the position of Executive Vice-President-Finance from February 2000 until November 2005 and Senior Vice President-Finance from 1990 through 1999. Mr. Nix currently serves as a director on the board of Synovus Financial Corp. Mr. Nix is 69.	2005

Gary W. Rollins is currently Vice Chairman and Chief Executive Officer of Rollins, Inc., a national provider of consumer services headquartered in Atlanta, Georgia. He has served as CEO since 2001 and was named Vice Chairman in 2013. Previously, he served as its President and Chief Operating Officer from 1984 through 2012. Mr. Rollins is a director of Rollins, Inc. and two related public companies: RPC, Inc. and Marine Products Corporation. Each of Rollins, Inc., RPC, Inc. and Marine Products Corporation is a controlled company (as defined by the NYSE rules) and is under the common control of a group that includes Mr. Rollins and his brother. Despite Mr. Rollins’ role as CEO of Rollins, Inc. and his service as a director on three boards other than Genuine Parts Company, during his entire ten-year tenure as a director of Genuine Parts Company, his attendance at the Company’s Board and Committee meetings has been perfect, and his current leadership as the Company’s lead independent director has been invaluable. Because Rollins, Inc., RPC, Inc., and Marine Products Corporation are three public, family controlled companies, which Mr. Rollins is intimately familiar and actively involved with, his time commitment is a bit less than what it might be if such directorships were on three unrelated, non-controlled companies, spread across the country. In fact, the three companies’ board and committee meetings are held at the same location on the same day, with no travel required for Mr. Rollins. Mr. Rollins is 70.

2005

Name, Principal Occupation, Certain Other Current and Past Directorships and Age	Director Since

E. Jenner Wood, III was named Chairman, President and Chief Executive Officer of the Atlanta Division of SunTrust Bank in April 2014 and has served as a Corporate Executive Vice President of SunTrust Banks, Inc. since 2005. Mr. Wood served as Chairman, President and Chief Executive Officer of the Georgia/North Florida Division of SunTrust Bank from 2013 through March 2014 and as Chairman, President and Chief Executive Officer of the Atlanta/Georgia Division of SunTrust Bank from 2010 to 2013. Mr. Wood previously served as President, Chairman and Chief Executive Officer of SunTrust Bank Group from 2002 to 2010. Mr. Wood is a member of the Board of Directors of The Southern Company and also serves as a director of Oxford Industries. Mr. Wood previously served as a director of Georgia Power Company until his election to the Board of Directors of that entity’s parent company, The Southern Company, in 2012. Mr. Wood is also a past member of the Board of Crawford & Company. Mr. Wood is 63.

2014

CORPORATE GOVERNANCE

Independent Directors

The Company’s Common Stock is listed on the New York Stock Exchange. The NYSE requires that a majority of the directors, and all of the members of certain committees of the board of directors be “independent directors,” as defined in the NYSE corporate governance standards. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that ten of the Company’s fourteen current directors and eight of the twelve director nominees have no other direct or indirect relationships with the Company and therefore are independent directors according to the NYSE corporate governance standards and an analysis of all facts specific to each director.

Mr. E. Jenner Wood, a Director of the Company since August 17, 2014 is Chairman, President and Chief Executive Officer of the Atlanta division of SunTrust Bank and Executive Vice President of SunTrust Banks, Inc. During 2014, the Company continued its long-standing banking relationship with SunTrust, and used the Bank’s services in the general course of business. This banking relationship was reviewed and considered by the Board and the Compensation, Nominating, and Governance Committee in determining the independence of Mr. Wood. The amount of payments made and received by SunTrust and the Company represented an immaterial percentage of the Company’s and SunTrust’s revenues. The Board and Compensation, Nominating, and Governance Committee believe that the relationship during 2014 was on arm’s-length terms that were reasonable and competitive and that Mr. Wood did not personally participate in or benefit from this relationship, leading to the conclusion that the relationship was not material and to a determination that Mr. Wood is independent.

The independent directors and nominees are: Mary B. Bullock, Gary P. Fayard, George C. “Jack” Guynn, John R. Holder, John D. Johns, Michael M.E. Johns, M.D., Robert C. “Robin” Loudermilk, Wendy B. Needham, Gary W. Rollins and E. Jenner Wood. Effective as of the date of the Annual Meeting, Mr. Guynn and Dr. Johns will retire as directors.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that give effect to the NYSE’s requirements related to corporate governance and various other corporate governance matters. The Company’s Corporate Governance Guidelines, as well as the charters of the Compensation, Nominating and Governance Committee and the Audit Committee, are available on the Company’s website at www.genpt.com.

Non-Management Director Meetings and Presiding Independent Director

Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-management directors meet separately from the other directors in regularly scheduled executive sessions at least annually and at such other times as may be scheduled by the Chairman of the Board or by the presiding independent director or as may be requested by any non-management director.

The independent directors serving on the Company’s Board of Directors appointed Gary W. Rollins to serve as the Board’s presiding independent director effective in April 2013. As the presiding independent director, Mr. Rollins presides at all meetings of non-management and independent directors and serves as a liaison between the Chief Executive Officer and the non-management and independent directors. During 2014, the independent directors held four meetings without management. Mr. Rollins presided over all of these meetings.

Board Leadership Structure

The Board has appointed the Company’s Chief Executive Officer to serve as Chairman of the Board. In his position as CEO, Mr. Gallagher has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as Chairman of the Board, he sets the strategic priorities for the Board (with input from the presiding independent director), presides over its meetings and communicates its strategic findings and guidance to management. The Board believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy. The Board believes that this leadership structure — a combined Chairman of the Board and Chief Executive Officer — is the most effective structure for the Company at this time and is instrumental in unifying the Company’s strategy behind a single vision. In addition, we have found that our CEO is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks.

As noted earlier, the independent directors have appointed a presiding independent director, which provides balance to the Board’s structure. With a supermajority of independent directors, an Audit Committee and a Compensation, Nominating and Governance Committee each comprised entirely of independent directors, and a presiding independent director to oversee all meetings of the non-management directors, the Company’s Board of Directors is comfortable that its existing leadership structure provides for an appropriate balance that best serves the Company and its shareholders. The Board of Directors periodically reviews its leadership structure to ensure that it remains the optimal structure for our Company and our shareholders.

Director Nominating Process

Shareholders may recommend a director nominee by writing to the Corporate Secretary specifying the nominee’s name and the other required information as set forth in the Company’s By-laws. The By-laws require, among other things, that the shareholder making the nomination: (1) notify us in writing no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; (2) include certain information about the nominee, including his or her name, occupation and Company share ownership; (3) include certain information about the shareholder proponent and the beneficial owner, if any on whose behalf the nomination is made, including such person or entity’s name, address, Company share ownership and certain other information regarding the relationship between the shareholder and beneficial owner, if applicable, and any derivative or hedging positions in Company securities; and (4) update the required information as of the record date and after any subsequent change. The notice must comply with all requirements of the By-laws and, if the nomination is to be included in next year’s proxy statement, the requirements of SEC Rule 14a-8 and must be timely received by the Corporate Secretary at Genuine Parts Company, 2999 Circle 75 Parkway, Atlanta, Georgia 30339.

The Company’s Board of Directors has established the following process for the identification and selection of candidates for director. The Compensation, Nominating and Governance Committee, in consultation with the Chairman of the Board, annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would better be enhanced by the addition of one or more directors. This review includes, among other relevant factors in the context of the perceived needs of the Board at that time, issues of experience, reputation, judgment, diversity and skills. With regard to diversity, the Board and the Compensation, Nominating and Governance Committee believe that sound governance of the Company in an increasingly complex international marketplace requires a wide range of viewpoints. As a result, although the Board does not have a formal policy regarding Board diversity, the Board and the Committee believe that the Board should be comprised of a well-balanced group of individuals with diverse backgrounds, educations, experiences and skills that contribute to board diversity, and the Compensation, Nominating and Governance Committee considers such factors when reviewing potential candidates.

If the Compensation, Nominating and Governance Committee determines that adding a new director is advisable, the Committee initiates a search, working with other directors, management and, if it deems appropriate or necessary, a search firm retained to assist in the search. The Compensation, Nominating and Governance Committee considers all appropriate candidates proposed by management, directors and shareholders. Information regarding potential candidates is presented to the Compensation, Nominating and Governance Committee, and the Committee evaluates the candidates based on the needs of the Board at that time. Potential candidates are evaluated according to the same criteria, regardless of whether the candidate was recommended by shareholders, the Compensation, Nominating and Governance Committee, another director, Company management, a search firm or another third party. The Compensation, Nominating and Governance Committee then submits any recommended candidate(s) to the full Board of Directors for approval and recommendation to the shareholders.

The Company’s Board of Directors is comprised of individuals with diverse experience at policy-making levels in a variety of businesses, as well as in education and non-profit organizations in areas that are relevant to the Company’s activities. Each director was nominated on the basis of the unique experience, qualifications, attributes and skills that he or she brings to the Board, as well as how those factors blend with those of the others on the Board as a whole. On an individual basis:

•

Dr. Bullock brings to the Board her extensive experience with work force issues and strategic planning gained during her tenure as president of an independent national liberal arts college for women. Additionally, as a founding executive of Duke Kunshan University in China, Dr. Bullock brings strategic, educational, and fiscal planning experience as well as extensive international relations knowledge focusing on economic and manufacturing trends abroad.

•

Mr. Donahue has twelve years of successful operating and management experience with the Company, which has included extensive involvement with numerous operating divisions within the Company. Prior to joining the Company, Mr. Donahue spent 24 years with a publicly traded consumer products manufacturer, ten of which were in their office products division. While there, he successfully held a number of sales, marketing, operations and executive positions. Mr. Donahue’s proven leadership, experience and success have contributed to the success of the Company and are beneficial to our Board.

•

Mr. Douville brings both management and industry experience as a former CEO and current Chairman of UAP/NAPA Canada, our Canadian subsidiary. In addition, as the chairman of a major Canadian bank, he is able to share his insights into international and other macro-economic trends.

•

Mr. Fayard brings to the Board a wealth of financial, accounting, and auditing knowledge as the former CFO of one of America’s largest corporations. Additionally, Mr. Fayard has served as Director on numerous for-profit and not-for-profit boards, giving him direct exposure to a wide variety of businesses and industries. His financial background and broad business exposure make Mr. Fayard a significant contributor to our Board.

•

Mr. Gallagher has 44 years of operating experience with the Company and brings insight into all aspects of our business due to both his current role and his history with the Company. Mr. Gallagher’s leadership, together with the skills and knowledge of the industry and the Company gained in his tenure with the Company, has been instrumental in the growth and success of the Company. Mr. Gallagher also brings extensive experience as a former director of other NYSE-listed companies and as a current director of Oxford Industries, Inc.

•

Mr. Holder brings to the Board his strategic leadership in the growth of Holder Properties, which has been involved in the development of over 11 million square feet of real estate totaling in excess of $2 billion, as well as his extensive involvement in the areas of financial and marketing management. His service as the Chairman and CEO of Holder Properties, together with various board affiliations which include civic organizations, has given him leadership experience, business acumen and financial literacy that is beneficial to our Board, Audit, and Compensation, Nominating and Governance Committees.

•

Mr. Johns brings experience in running every aspect of a large insurance company, including his current position as the Chairman, CEO and President of such formerly public company as well as previous experience as a COO, CFO and General Counsel of NYSE-listed public companies. Mr. Johns also has experience as a director of other public company boards.

•

Mr. Loudermilk offers extensive knowledge of the real estate industry, as founder and CEO of a real estate management company in Atlanta. He also has over 25 years of experience working with a public company in various positions and over 10 years as an experienced senior executive. Mr. Loudermilk’s operational, financial and management expertise and expansive knowledge of a multi-store retail business are a significant contribution to the Board and Audit Committee.

•

Ms. Needham offers extensive knowledge and understanding of the U.S. and international auto industries as a former managing director of global automotive research at a world-wide financial services company. Throughout her career she has analyzed the financial performance and strategies of public companies in the global auto industry and brings this experience to bear as the Chair of the Company’s Audit Committee.

•

Prior to his retirement in 2013, Mr. Nix served in key financial positions within the Company for over 20 years and as the Company’s CFO for 13 years, providing him with extensive knowledge of the Company’s business and financial position. While serving as CFO, he managed the Company’s legal, human resources, logistics, construction, real estate and technology functions. With this knowledge and experience, Mr. Nix provides the Board with essential information that enables a better understanding of the business and financial risks facing the Company. Mr. Nix also brings experience as a director of another NYSE-listed company.

•

Mr. Rollins offers experience as the CEO of a publicly traded NYSE-listed company, as well as specific expertise in the service industry. Mr. Rollins’ management, operational, and financial expertise are a significant contribution to the Board. Mr. Rollins also uses his experience and expertise in serving as the Board’s Lead Independent Director.

•

Mr. Wood’s professional career includes 20 years in executive management positions with SunTrust Banks, Inc. and its various affiliates. Mr. Wood’s insights with respect to financial issues and the financial services industry generally, including the retail and business aspects of banking operations, together with his extensive experience on the boards of directors and committees of various public and private companies, make him a valuable asset to our Board.

Communications with the Board

The Company’s Corporate Governance Guidelines provide for a process by which shareholders or other interested parties may communicate with the Board, a Board committee, the presiding independent director, the non-management directors as a group, or individual directors. Shareholders or other interested parties who wish to communicate with the Board, a Board committee or any such other individual director or directors may do so by sending written communications addressed to the Board of Directors, a Board committee or such individual director or directors, c/o Corporate Secretary, Genuine Parts Company, 2999 Circle 75 Parkway, Atlanta, Georgia 30339. This information is also available on the Company’s website at www.genpt.com. All communications will be compiled by the Secretary of the Company and forwarded to the members of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board, the communication shall be forwarded to all members of the Board of Directors.

Annual Performance Evaluations

The Company’s Corporate Governance Guidelines provide that the Board of Directors shall conduct an annual evaluation to determine, among other matters, whether the Board and the Committees are functioning effectively. The Audit Committee and the Compensation, Nominating and Governance Committee are also required to each conduct an annual self-evaluation. The Compensation, Nominating and Governance Committee is responsible for overseeing this self-evaluation process. The Board, Audit Committee and Compensation, Nominating and Governance Committee each conducted an annual self-evaluation process during 2014.

Board Oversight of Risk

The Company’s Board of Directors recognizes that, although risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board believes that an important part of its responsibilities is to assess the major risks the Company faces and review the Company’s options for monitoring and controlling these risks. The Board assumes responsibility for the Company’s overall risk assessment.

The Board as a whole examines specific business risks in its regular reviews of the individual business units and also on a Company-wide basis as part of its regular strategic reviews. In addition to periodic reports from two committees (discussed below) about risks, the Board receives presentations throughout the year from various business units that include discussion of significant risks specific to their business unit as necessary. Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention.

The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. The Audit Committee monitors and reviews applicable enterprise risks identified as part of the Company’s enterprise risk management program, including the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposure.

The Compensation, Nominating and Governance Committee oversees the risks relating to the Company’s compensation policies and practices as well as management development and leadership succession in the Company’s various business units.

The Compensation, Nominating and Governance Committee annually reviews with management the design and operation of the Company’s incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. In advance of such review, the Company identifies internal and external factors that comprise the Company’s primary business risks, and management compiles an inventory of incentive compensation arrangements, which are then summarized for the Compensation, Nominating and Governance Committee and reviewed for the purpose of identifying any aspects of such programs that might encourage behaviors that could exacerbate the identified business risks.

In conducting this assessment for 2014, the Compensation, Nominating and Governance Committee considered the performance objectives and target levels used in connection with these incentive awards and also the features of the Company’s compensation program that are designed to mitigate compensation-related risk. Based on such assessment, the Compensation, Nominating and Governance Committee concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Code of Conduct and Ethics

The Board of Directors has adopted a recently revised Code of Conduct and Ethics for Employees, Contract and/or Temporary Workers, Officers and Directors and a Code of Conduct and Ethics for Senior Financial Officers, both of which are available on the Company’s website at www.genpt.com. These Codes of Conduct and Ethics comply with NYSE and Securities and Exchange Commission (the “SEC”) requirements, including procedures for the confidential, anonymous submission by employees or others of any complaints or concerns about the Company or its accounting, internal accounting controls or auditing matters. The Company will post any amendments to or waivers from the Code of Conduct and Ethics (to the extent applicable to the Company’s executive officers and directors) on its website.

Board Attendance

The Company’s Corporate Governance Guidelines provide that all directors are expected to attend all meetings of the Board and committees on which they serve and are also expected to attend the Annual Meeting of Shareholders. During 2014, the Board of Directors held four meetings. All of the directors attended all of the Board of Directors meetings. Each of the directors attended 100% of the meetings of committees of the Board on which they served with the exception of one director who missed one committee meeting out of the five meetings (80% attendance) during the year. All of the Company’s directors were in attendance at the Company’s 2014 Annual Meeting.

Board Committees

The Board presently has three standing committees. Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee during 2014 is set forth below:

Executive Committee.    The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. The current members of the Executive Committee are Thomas C. Gallagher (Chair), Michael M.E. Johns, M.D., Paul Donahue and Gary W. Rollins. During 2014, this committee held five meetings. Effective as of the date of the 2015 Annual Meeting, Dr. Johns will retire as director and will no longer serve on the Executive Committee.

Audit Committee.    The Audit Committee’s main role is to assist the Board of Directors with oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors. As part of its duties, the Audit Committee assists in the oversight of (a) management’s assessment of, and reporting on, the effectiveness of internal control over financial reporting, (b) the independent auditor’s integrated audit, which includes expressing an opinion on the conformity of the Company’s audited financial statements with United States generally accepted accounting principles, (c) the independent auditor’s audit of the Company’s internal control over financial reporting which includes expressing an opinion on the effectiveness of the Company’s internal control over financial reporting and (d) the Company’s risk assessment and risk management. (See “Board Oversight of Risk” above.) The Audit Committee oversees the Company’s accounting and financial reporting process and has the authority and responsibility for the appointment, retention and oversight of the Company’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The Audit Committee annually reviews and approves the firm to be engaged as independent auditors for the Company for the next fiscal year, reviews with the independent auditors the plan and results of the audit engagement, reviews the scope and results of the Company’s procedures for internal auditing and monitors the design and maintenance of the Company’s internal accounting controls. The Audit Committee Report appears later in this proxy statement. A current copy of the written charter of the Audit Committee is available on the Company’s website at www.genpt.com.

The current members of the Audit Committee are Wendy B. Needham (Chair), Mary B. Bullock, Gary Fayard, George C. Guynn, , Robert C. Loudermilk, Jr. and E. Jenner Wood. John R. Holder served as a member of the Audit Committee through February 2014. All members of the Audit Committee are independent of the Company and management, as required by the New York Stock Exchange listing standards and SEC requirements. The Board has determined that all members of the Audit Committee meet the financial literacy requirements of the NYSE corporate governance listing standards. During 2014, the Audit Committee held five meetings. Effective as of the date of the 2015 Annual Meeting, Mr. Guynn will retire as director and will no longer serve on the Audit Committee.

The Board of Directors has determined that Mr. Fayard, Mr. Guynn, Ms. Needham, and Mr. Wood meet the requirements adopted by the SEC for qualification as an “audit committee financial expert.” Mr. Fayard retired in 2014 as CFO of The Coca-Cola Company, where he held various financial leadership positions since joining the company in 1994. He brings a wealth of financial, accounting, and auditing knowledge from his finance roles at

Coca-Cola. Mr. Fayard also has served as Director on numerous for-profit and not-for-profit boards, giving him direct exposure to the finance and accounting of a wide variety of businesses and industries. Mr. Guynn retired in 2006 as President and CEO of the Federal Reserve Bank of Atlanta, where he worked his entire career. In such capacity, Mr. Guynn has experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions as well as other relevant experience. Ms. Needham was formerly Managing Director, Global Automotive Research for Credit Suisse First Boston from August 2000 to June 2003. Prior to that, Ms. Needham was a Principal, Automotive Research for Donaldson, Lufkin & Jenrette for six years. In both of these positions, Ms. Needham actively reviewed financial statements and prepared various financial analyses and evaluations of such financial statements and related business operations. Mr. Wood is Chairman, President and Chief Executive Officer of the Atlanta Division of SunTrust Bank and has held that title since April 2014. Prior to that he served as a Corporate Executive Vice President of SunTrust Banks, Inc. since 2005. Mr. Wood has direct insight and experience with respect to financial issues and the financial services industry generally, including as it relates to the retail and business aspects of banking operations.

Compensation, Nominating and Governance Committee.    The Compensation, Nominating and Governance Committee is responsible for (1) determining and evaluating the compensation of the Chief Executive Officer and other executive officers and key employees and approving and monitoring our executive compensation plans, policies, and programs, (2) identifying and evaluating potential nominees for election to the Board and recommending candidates for consideration by the Board and shareholders, (3) developing and recommending to the Board a set of Corporate Governance Guidelines, as well as periodically reevaluating those Corporate Governance Guidelines, and (4) overseeing the evaluation of the Board of Directors and management. The Committee also periodically reviews and evaluates the risk involved in the Company’s compensation policies and practices and the relationship of such policies and practices to the Company’s overall risk and management of that risk. The Committee has and may exercise the authority of the Board of Directors as specified by the Board and to the extent permitted under the Georgia Business Corporation Code, and the Committee has the authority to delegate its duties and responsibilities to subcommittees as it deems necessary and advisable. A brief description of the Committee’s policy regarding director candidates nominated by shareholders appears in “Director Nominating Process” above, and a full version can be found in the Company’s By-Laws.

For 2014, the Committee independently retained a compensation consultant, Meridian Compensation Partners, LLC, to assist it in its review of and deliberations regarding executive compensation practices, including the competitiveness of pay levels, design issues, market trends and technical considerations.

During the year, Meridian assisted the Committee with the development of competitive market data for executives and a related assessment of the Company’s executive compensation levels, a risk assessment of the Company’s incentive compensation, and also provided legislative and regulatory updates and guidance regarding reporting of executive compensation under the SEC’s proxy disclosure rules. Our Chairman and Chief Executive Officer, with input from our Senior Vice President — Human Resources and Meridian, recommended to the Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for our senior executives. The Committee considered, discussed, modified as appropriate, and took action on such proposals. The Committee has agreed that Meridian will play a similar role for 2015.

The Compensation, Nominating and Governance Committee annually considers whether the work of any compensation consultant raised any conflict of interest. For 2014, the Committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive and director compensation-related matters, no conflict of interest was raised by the work of Meridian. The Committee also considers the six independence factors mandated by SEC rules before engaging any other compensation advisers.

The current members of the Compensation, Nominating and Governance Committee are Michael M.E. Johns, M.D. (Chair), John R. Holder, John D. Johns and Gary W. Rollins. All members of the Compensation, Nominating and Governance Committee are independent of the Company and management, as required by the NYSE listing standards and the SEC. During 2014, the Compensation, Nominating and Governance Committee held four meetings. Effective as of the date of the 2015 Annual Meeting, Dr. Johns will retire as director and will no longer serve on the Compensation, Nominating and Governance Committee. A current copy of the written charter of the Compensation, Nominating and Governance Committee is available on the Company’s website at www.genpt.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of February 17, 2015, as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Common Stock, $1.00 par value	Blackrock, Inc. 55 East 52nd Street New York, NY 10055	12,982,596	(1)	8.5%

Common Stock, $1.00 par value	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	12,153,500	(2)	7.95%

Common Stock, $1.00 par value	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	9,001,852	(3)	5.9%

(1)	This information is based upon information included in a Schedule 13G filed on January 22, 2015 by Blackrock, Inc. Blackrock, Inc. reports sole voting power with respect to 11,317,106 shares and sole dispositive power with respect to all 12,982,596 shares. According to the filing, the reported shares are held by Blackrock, Inc. through subsidiaries.

(2)	This information is based upon information included in a Schedule 13G filed on February 10, 2015 by The Vanguard Group, Inc. The Vanguard Group, Inc. reports sole voting power with respect to 262,620 shares, sole dispositive power with respect to 11,904,677 shares and shared dispositive power with respect to 248,823 shares. Vanguard further reported that (a) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 207,273 shares or .13% of the Company’s common stock as a result of its serving as investment manager of collective trust accounts and (b) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 96,897 or .06% of the Company’s common stock as a result of its serving as investment manager of Australian investment offerings.

(3)	This information is based upon information included in a Schedule 13G filed on February 12, 2015 by State Street Corporation. State Street Corporation reports shared voting power and shared dispositive power with respect to all 9,001,852 shares. According to the filing, the reported shares are held by State Street Corporation through subsidiaries.

SECURITY OWNERSHIP OF MANAGEMENT

Based on information provided to the Company by the named persons, set forth in the table below is information regarding the beneficial ownership of Common Stock of the Company held by the Company’s directors and nominees for director, the named executive officers (as defined in “Executive Compensation” below) and all directors, nominees for director and executive officers of the Company as a group as of February 17, 2015:

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock Outstanding
Mary B. Bullock	21,132	(2)	*
Paul D. Donahue	92,443	(3)	*
Jean Douville	5,442	(4)	*
Gary P. Fayard	2,610	(5)	*
Thomas C. Gallagher	777,675	(6)	*
George C. “Jack” Guynn	14,337	(7)	*
John R. Holder	11,924	(8)	*
John D. Johns	34,471	(9)	*
Michael M. E. Johns, M.D.	39,676	(10)	*
Robin C. Loudermilk, Jr.	22,914	(11)	*
Wendy B. Needham	18,834	(12)	*
James R. Neill	3,120,280	(13)	2.0%
Jerry W. Nix	157,202	(14)	*
Gary W. Rollins	49,110	(15)	*
William J. Stevens	234,528	(16)	*
Carol B. Yancey	3,157,614	(17)	2.1%
E. Jenner Wood	2,299	(18)	*
Directors and Executive Officers as a Group (17 persons)	4,657,028	(19)	3.0%

*	Less than 1%.

(1)	Information relating to the beneficial ownership of Common Stock by directors and executive officers is based upon information furnished by each such individual using “beneficial ownership” concepts set forth in rules promulgated by the SEC. Except as indicated in other footnotes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares set forth by their names. The table includes, in some instances, shares in which members of a director’s or executive officer’s immediate family or trusts or foundations established by them have a beneficial interest and as to which the director or executive officer disclaims beneficial ownership.

(2)	Includes (i) 10,609 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement and (ii) 7,164 shares of Common Stock equivalents held in Ms. Bullock’s stock account under the Directors’ Deferred Compensation Plan. See “Compensation of Directors.”

(3)	Includes 35,399 shares subject to stock options and stock appreciation rights that are exercisable currently or within 60 days after February 17, 2015. Does not include 23,428 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events outside the control of Mr. Donahue.

(4)	Includes 3,192 shares of Common Stock equivalents held in Mr. Douville’s stock account under the Directors’ Deferred Compensation Plan.

(5)

Includes (i) 2,037 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement and (ii) 573 shares of Common Stock equivalents held in Mr. Fayard’s stock account under the Directors’ Deferred Compensation Plan.

(6)	Includes (i) 241,066 shares subject to stock options and stock appreciation rights that are exercisable currently or within 60 days after February 17, 2015, and (ii) 10,946 shares owned jointly by Mr. Gallagher and his wife. Does not include 53,680 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events outside the control of Mr. Gallagher.

(7)	Includes 10,609 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement.

(8)	Includes (i) 8,516 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) 1,875 shares of Common Stock equivalents held in Mr. Holder’s stock account under the Directors’ Deferred Compensation Plan.

(9)	Includes (i) 10,609 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, (ii) 15,284 shares of Common Stock equivalents held in Mr. Johns’ stock account under the Directors’ Deferred Compensation Plan, and (iii) 6,249 shares owned by Mr. Johns’ spouse and children, as to which Mr. Johns disclaims beneficial ownership.

(10)	Includes (i) 10,609 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) 20,642 shares of Common Stock equivalents held in Dr. Johns’ stock account under the Directors’ Deferred Compensation Plan.

(11)	Includes (i) 8,516 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement and (ii) 4,281 shares of Common Stock equivalents held in Mr. Loudermilk’s stock account under the Directors’ Deferred Compensation Plan.

(12)	Includes (i) 10,609 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) 1,235 shares held jointly by Ms. Needham and her husband.

(13)	Includes (i) 13,700 shares subject to stock options and stock appreciation rights that are exercisable currently or within 60 days after February 17, 2015. Does not include 5,386 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events outside the control of Mr. Neill. Also includes 2,016,931 shares held in trust for Company employees under the Company’s Pension Plan for which Mr. Neill is one of five trustees and 1,088,532 shares held in a benefit fund for Company employees of which Mr. Neill is one of four trustees.

(14)	Includes (i) 19,000 shares subject to stock options and stock appreciation rights that are exercisable currently or within 60 days after February 17, 2015 and (ii) 65,100 shares owned by Mr. Nix’s wife. Mr. Nix disclaims beneficial ownership as to all shares held by his wife. Does not include 15,900 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events outside the control of Mr. Nix.

(15)	Includes (i) 10,609 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events, including a termination of service as a director by reason of retirement, and (ii) 34,030 shares held in a charitable foundation for which Mr. Rollins is a trustee and thereby has shared voting and investment power. Mr. Rollins disclaims beneficial ownership as to all such shares held in trust.

(16)	Includes (i) 127,599 shares subject to stock options and stock appreciation rights that are exercisable currently or within 60 days after February 17, 2015. Does not include 12,965 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events outside the control of Mr. Stevens.

(17)	Includes (i) 23,983 shares subject to stock options and stock appreciation rights that are exercisable currently or within 60 days after February 17, 2015. Does not include 12,049 restricted stock units that each represent a right to receive one share of Common Stock on the five-year anniversary of their original grant date, subject to earlier settlement in certain events outside the control of Ms. Yancey. Also includes 2,016,931 shares held in trust for Company employees under the Company’s Pension Plan for which Ms. Yancey is one of five trustees and 1,088,532 shares held in a benefit fund for Company employees of which Ms. Yancey is one of four trustees.

(18)	Includes (i) 499 shares of Common Stock equivalents held in Mr. Wood’s stock account under the Directors’ Deferred Compensation Plan, and (ii) 300 shares held in trust for Mr. Wood’s children to which Mr. Wood disclaims beneficial ownership.

(19)	Includes (i) 441,747 shares or rights issuable to certain executive officers and directors upon the exercise of options, stock appreciation rights and restricted stock units that are exercisable currently, (ii) 2,016,931 shares held in trust for Company’s employees under the Company’s Pension Plan, (iii) 1,088,532 shares held in a benefit fund for Company employees, and (iv) 53,510 shares held as Common Stock equivalents in directors’ stock accounts under the Directors’ Deferred Compensation Plan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this section, an overview and analysis is provided of the executive compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Additional Information Regarding Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2014 to the following individuals, whom are referred to as our named executive officers:

•	Thomas C. Gallagher, Chairman and Chief Executive Officer

•	Paul D. Donahue, President of the Company and President — U.S. Automotive Parts Group

•	Carol B. Yancey, Executive Vice President, Chief Financial Officer & Corporate Secretary

•	William J. Stevens, Chairman & Former Chief Executive Officer — Motion Industries

•	James R. Neill, Senior Vice President — Human Resources

The discussion below is intended to explain the detailed information provided in those tables and put that information into context within the Company’s overall compensation program.

2014 In Brief

During 2014, the Compensation, Nominating and Governance Committee actions and our pay-for-performance program operated such that compensation actually earned by executives reflected the performance of the Company and grants made were below market levels. Highlights for 2014 are as follows:

Performance

•	Our total shareholder return was 31.4%. This served to increase both shareholder wealth and the value of equity awards previously granted to our executives.

•	Revenues were up 9% and were 101% of our target; earnings were up 5% and were 100% of our target.

Plan Payouts

As a result of the above and other performance results, 2014 bonus payouts and earning of performance-based restricted stock units were generally at target.

•

2014 annual incentive awards for Messrs. Gallagher and Neill and Ms. Yancey were 103% of total target amounts, based on the Company’s 2014 pre-tax profit of 1,117,738,766, or 100% achievement of the target performance level.

•

Mr. Donahue’s 2014 annual incentive award was 98% of total target. This award was partly earned based on the Company’s pre-tax profit performance, which was 100% of target. Mr. Donahue’s annual incentive award is also based on the Automotive Group’s performance. The Automotive Group’s pre-tax profit was 98% of target.

•

Mr. Stevens’ 2014 annual incentive award was 103% of total target. This award was partly earned based on the Industrial Products Group’s pre-tax profit performance, which was at 99% of target. Mr. Stevens’ annual incentive award is also based on the Industrial Products Group’s sales performance. The Industrial Products Group’s sales performance was 100% of target. Additional goals pertaining to Mr. Stevens’ performance in 2014 compared to 2013 in the areas of accounts receivable, inventory and expense control were also met or exceeded.

•

The performance-based restricted stock units granted in 2014 were earned at 102% of target for Messrs. Gallagher and Neill and Ms. Yancey, and at 94% of target for Messrs. Donahue and Stevens for performance during 2014. Such earned shares generally vest based on four additional years continued employment.

2014 Pay Opportunities

•	Any 2014 base salary increases higher than 3-4% and any increases in 2014 target bonus percentage were made in order to recognize promotions into new roles or additional responsibilities.

•

Long-term incentive awards (stock appreciation rights, or SARs, and performance-based restricted stock units, or PRSUs) were granted to our executive officers in 2014 at higher levels relative to prior year grants, but still below the size-adjusted 50th percentile of the market data.

•	PRSU payouts were dependent on achievement of corporate performance goals relating to pre-tax profit for 2014.

•	SARs deliver value to executive officers only to the extent our stock price increases after the grant date.

In addition, we believe our compensation programs reflect a “best practices” approach to pay governance:

•	During 2014, the Company eliminated all excise tax gross-ups connected with “double trigger” change-in-control severance arrangements.

•	The Company has no employment contracts with named executive officers or guaranteed severance, other than our “double-trigger” change in control agreements.

•	Beginning with 2015 grants, all long-term incentives will be subject to “double-trigger” vesting upon a change in control.

•	We target pay opportunities for base salary, target bonus and long-term incentives as a group at or below the size-adjusted 50th percentile of the market data.

•	About 78% of our CEO’s compensation is performance-based and performance-based compensation represents between 62% and 72% for each of the other named executive officers.

•	Stock required to be owned by executives through stock ownership requirements changed in value during 2014 in the same way and with the same impact that share value changed for other shareholders.

•	Our Annual Incentive Plans contain a clawback provision.

•	We have no tax gross-ups for perquisites or benefits other than relocation.

•	We have never re-priced stock options or stock appreciation rights.

•	We pay dividend equivalents on performance-based restricted stock units only to the extent such units are earned through performance.

•	Our insider trading policy prohibits transactions in publicly traded options and other hedging transactions with respect to Company common stock.

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation

At the 2014 Annual Meeting of Shareholders, approximately 95% of the shares present and entitled to vote were cast in support of the compensation of the Company’s executive officers, as discussed and disclosed in the 2014 Proxy Statement.

In light of the strong shareholder support of the compensation paid to our executive officers evidenced by the results of this advisory vote, the Board and the Committee did not make any specific changes to our executive compensation program for 2015 in response to the vote. However, in continuing our “best practices” approach to executive compensation, we amended our executive change in control agreements to eliminate all excise tax gross-ups, and beginning with 2015 grants, all long-term incentives will be subject to “double trigger” vesting upon a change in control. Future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders.

At the 2011 Annual Meeting of Shareholders, our shareholders expressed a preference that advisory votes on executive compensation occur once every year. Consistent with this preference, the Board implemented an annual advisory vote on executive compensation until the next required vote on the frequency of shareholder votes on the compensation of executive officers, which is scheduled to occur at the 2017 Annual Meeting.

Compensation Philosophy and Objectives

Our overall goal in compensating executive officers is to attract, retain and motivate key executives of superior ability who are critical to our future success. We believe that short-term and long-term incentive compensation opportunities provided to executive officers should be directly aligned with our performance, and our compensation is structured to ensure that a significant portion of executives’ compensation opportunities is directly related to achievement of financial and operational goals and other factors that impact shareholder value.

Our compensation decisions with respect to executive officer salaries, annual incentives, and long-term incentive compensation opportunities are influenced by (a) the executive’s level of responsibility and function within the Company, (b) the overall performance and profitability of the Company, (c) our assessment of the competitive marketplace, including other peer companies, and (d) the economic environment. Our philosophy is to focus on total direct compensation opportunities through a mix of base salary, annual cash bonus and long-term incentives, including stock-based awards.

We also believe that the best way to directly align the interests of our executives with the interests of our shareholders is to make sure that our executives acquire and retain a significant level of stock ownership throughout their tenure with the Company. Our compensation program pursues this objective in two ways: through our equity-based long-term incentive awards and our stock ownership guidelines for our senior executives, as described in more detail below.

Overview of Executive Compensation Components

The Company’s executive compensation program consists of several compensation elements, as described in the table below.

Pay Element	What the Pay Element is Designed to Reward	Objective of the Pay Element	Why We Choose to Pay Each Element
Base Salary	Core competence in the executive role relative to skills, experience and contributions to the Company	Provide fixed compensation based on competitive market practice	Provide a standard element of competitive market pay
Annual Cash Incentive	Contributions toward the Company’s achievement of specified pre-tax profit goals, as well as achievement of revenue and asset management goals for certain NEOs	• Provide focus on meeting critical annual goals that lead to our long-term success • Provide annual performance-based cash incentive compensation	Motivate achievement of critical annual performance metrics
Long-Term Incentives	Stock Appreciation Rights (SARs): • Sustained stock price appreciation • Continued employment with the Company during a three-year vesting period

The combination of SARs and PRSUs provides a blended long-term focus on:

•   Sustained stock price performance

•   Achievement of pre-tax profitability targets

•   Executive ownership of our stock

•   Executive retention in a challenging business environment and competitive labor market

Align executives’ interests with those of shareholders and enhance their retention

Performance Restricted Stock Units (PRSUs):

•   Sustained pre-tax profitability (determines the number of PRSUs that are earned)

•   Focus on the Company’s stock price performance

•   Continued employment with the Company during a four-year vesting period (five years including the performance year)

Pay Element	What the Pay Element is Designed to Reward	Objective of the Pay Element	Why We Choose to Pay Each Element
Retirement Benefits Plans are described in detail later in this proxy statement under the heading “Additional Information Regarding Executive Compensation”

Executives are eligible to participate in employee benefit plans available to all employees:

•  Tax Deferred Savings Plan: Rewards saving for retirement

•  Supplemental Retirement Plan (SRP): Rewards executives for continued employment in the same manner as other employees

•  Tax Deferred Savings Plan: Provide a voluntary tax-deferred retirement savings vehicle for our executive officers

•  SRP: Make total retirement benefits for our executive officers commensurate with those available to our other employees as a percentage of pay

Treat executives in the same manner as other employees by making them “whole” on amounts they would have been entitled to receive under retirement plans had the plans not been limited by the IRS Code
Welfare Benefits

•  Executives participate in medical, health, life insurance and disability plans generally available to our employees

•  Continuation of welfare benefits may occur as part of severance upon certain terminations of employment

		Provide health and welfare benefits to our employees that are competitive within the marketplace	These benefits are part of our broad-based total compensation program
Additional Benefits and Perquisites

•  CEO only: Board-mandated requirement that the corporate aircraft be used for personal travel

•  CEO only: Selected club memberships

Neither item has a tax reimbursement provision

These pay elements facilitate certain Company objectives

		Corporate aircraft use: Accommodate security, CEO availability and efficiency concerns Club memberships: Facilitate the CEO’s role as a Company representative in the community	Accomplish the specific objectives noted at left
Change in Control and Termination Benefits

What is provided: We have change in control agreements with certain officers, including our named executive officers. The agreements provide severance benefits if an officer’s employment is terminated within two years after a change in control. No excise tax gross-ups are provided

What it rewards: Continued employment in the event of an actual or threatened change in control

		Retain executives and provide continuity of management in the event of an actual or threatened change in control	Maintain a stable executive organization in the face of the uncertainty of an actual or threatened change in control

The use of these programs enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value and encourages executive recruitment and retention.

Determination of Appropriate Pay Levels

Pay Philosophy and Competitive Standing

In general, we target total compensation opportunities for our executive officers at or under the size-adjusted 50th percentile of the market data, including salary, target annual bonus, and long-term incentive opportunities. We provide somewhat conservative base salaries, higher-than-market target bonus opportunities and lower-than-50th percentile long-term incentives.

Determinations of one element of pay tend not to affect determinations of other pay elements.

We also design our incentive plans to pay more or less than the target amount when performance is above or below target performance levels. Thus, our plans are designed to result in payouts that are commensurate with the Company’s performance for that year or period.

For 2014, with the assistance of the Committee’s compensation consultant, Meridian Compensation Partners, LLC, we reviewed and analyzed competitive market data to be used as background for 2014 pay decisions and to obtain a general understanding of current compensation practices. This data was referenced when targeting the positioning for compensation discussed above. Data sources included public company proxy statements, broad-based, published compensation surveys and a private total compensation database maintained by Aon Hewitt.

We compared compensation opportunities for our named executive officers with pay opportunities available to executive officers in comparable positions at similar companies (our “Comparison Group”). During 2014 the Comparison Group included companies from industry segments in which we compete: automotive parts, industrial parts, specialty retail and office products. The Comparison Group companies used in 2014 are shown below. While the companies are either larger or smaller than us, Meridian used various statistical techniques to size-adjust the data to our revenue size. The list of companies below is reevaluated annually to take into account changes in our own operations, our size and our industry. Compared to the prior year, two companies were added (Eaton Corp. and Parker-Hannifin Corp.) and one was deleted (BorgWarner, Inc.).

Advance Auto Parts, Inc.

Applied Industrial Technologies, Inc.

Arrow Electronics, Inc.

Autozone, Inc.

Avnet, Inc.

Eaton Corporation Plc.

Federal Mogul

Johnson Controls

Kaman Corp.

LKQ Corp.

MSC Industrial Direct Co., Inc.

O’Reilly Automotive, Inc.

Office Depot, Inc.

OfficeMax Inc.

Parker-Hannifin Corporation

Staples, Inc.

Tech Data Corp.

Tenneco Inc.

Tractor Supply Company

United Stationers Inc.

Wesco International

W. W. Grainger, Inc.

2014 Base Salary

Our base salary levels reflect a combination of factors, including the pay posture discussed above, the executive’s experience and tenure, our overall annual budget for both pay increases and pre-tax profit, the executive’s individual performance and changes in responsibility. We review salary levels annually to recognize these factors.

The base pay increases for 2014 were effective on April 1, 2014. They were as follows:

Executive	2014 Base Salary Increase	Comments
Gallagher	3.1%
Donahue	5.4%	Recognition of additional responsibilities
Yancey	10.0%	Promoted in 2013; pay continues below market level
Stevens	3.1%
Neill	20.0%	Promoted in 2014; pay continues below market level

2014 Annual Incentive Plan

Our Annual Incentive Plan (the “Annual Incentive Plan”) provides our executive officers with an opportunity to earn annual cash bonuses based on our achievement of certain pre-established performance goals. Similar to the process for setting base salaries, we consider a combination of factors in establishing the annual target bonus opportunities for our named executive officers.

We set the profit goals for 2014 bonus opportunities at levels that are intended to be challenging yet achievable, and reflect better than average growth within our competitive industry. Goals are set for pre-tax profit, along with revenue, expense control and asset management for certain executives with specific operational responsibilities.

The Compensation, Nominating and Governance Committee sets target bonus opportunities for each named executive officer to be earned based on achievement of such goals. Target bonus opportunities for 2014 were set as a percentage of each named executive officer’s base salary, as follows: Mr. Gallagher, 192%; Mr. Donahue, 115%; Ms. Yancey, 100%; Mr. Stevens, 110% and Mr. Neill, 85%.

The performance goals on which each executive officer’s 2014 bonus opportunity is determined varies depending on the individual’s role in the company. Performance criteria and relative weights for 2014 are shown below for each executive. The combination of goals for each executive is intended to have a strong correlation with shareholder value. Goals for Corporate, Automotive and Industrial Products are each set based upon (i) prior year performance by store, branch, or distribution center; (ii) the overall economic outlook of the region served by a particular store, branch, or distribution center; and (iii) specific market conditions.

Performance Goal	2014 Weight of Goal by Executive
	Gallagher Yancey Neill	Donahue(1)	Stevens(2)
Corporate Pre-tax profit	100%	30%
Automotive
Pre-tax profit		70%

Industrial Products
Pre-tax profit			45%
Sales			25%
Inventory growth vs. sales growth			10%
Accounts receivable growth vs. sales growth			10%
Expense control vs. gross profit growth			10%

Total	100%	100%	100%

(1)	For Mr. Donahue, Automotive consists of the sum of U.S. Automotive Parts Group, GPC Asia Pacific, Altrom Group, Rayloc, Balkamp, Grupo Auto Todo, NAPA Mexico, UAP and Heavy Vehicle Parts Group.

(2)	For Mr. Stevens, Industrial Products consists of the sum of Motion Industries and EIS Inc.

The ranges of bonus payout possibilities for the various pre-tax profit goals and the Automotive and Industrial Products sales goals are shown below. Straight-line interpolation is used between data points. The 2014 Corporate pre-tax profit goal was $1,113,067,000.

Pre-Tax Profit (Corporate, Automotive, or Industrial Products) as a % of Quota	% of Target Bonus Earned	Mr. Stevens: Industrial Products Sales as a % of Quota	% of Target Bonus Earned
Below 75%	0%	Below 95%	0%
75%	45%	95%	15%
100%	100%	100%	100%
110% or above	175%	105% or above	150%

For Mr. Stevens, bonus opportunity was provided for attainment of inventory, accounts receivable, and expense control goals, with a goal of various levels of improvement versus the prior year. Bonus opportunity was provided from 50% of target to 150% of target based on the achievement of the various levels of improvement.

For 2014, the Company’s pre-tax profit was $1,117,738,766, representing 100% of the target level set for executive officer incentive bonuses, resulting in bonus payments equal to 103% of the target bonus opportunity for Mr. Gallagher, Ms. Yancey and Mr. Neill.

Mr. Donahue’s program produced a bonus payment equal to 98% of target based on the Company’s pre-tax profit performance of 100% of target and on Automotive Group pre-tax profit performance of 98% of target.

Mr. Stevens’ program produced a bonus payment equal to 103% of target earned based on Industrial Products Group performance. That Group’s pre-tax profit was 99% of target, while its sales performance was 100% of target. Additional goals pertaining to accounts receivable, inventory and expense control were also met or exceeded.

In developing the payout figures, formulas were applied strictly. The Committee did not exercise discretion to increase or decrease 2014 bonus payments for the named executive officers.

For additional information about the Annual Incentive Plan, please refer to the “Grants of Plan-Based Awards” table, which shows the threshold, target and maximum bonus amounts payable under the plan for 2014, and the Summary Compensation Table, which shows the actual amount of bonuses paid under the plan to our named executive officers for 2014.

2014 Long-Term Incentives

During 2014, the Compensation, Nominating and Governance Committee granted long-term equity-based incentive compensation to our executive officers in the form of Stock Appreciation Rights (“SARs”) and Performance Restricted Stock Units (“PRSUs”). These grants align executive performance and achievement with shareholder interests.

•

SARs:    Each SAR represents the right to receive upon exercise an amount, payable in shares of common stock, equal to the excess, if any, of the fair market value of our common stock on the date of exercise over the base value of the grant. The SARs were granted with a base value equal to the closing stock price on the date of the grant (April 1, 2014). The SARs vest in equal annual installments on the first three anniversaries following the grant date and have a ten-year exercise period.

•

PRSUs:    The PRSUs represent the right to earn and receive a number of shares of our common stock in the future, based on the level of the Company’s 2014 pre-tax profit performance as shown in the table below.

Percent of Pre-Tax Profit Goal Achieved	% of Target Award Earned
110% or higher	150%
100%	100%
90%	50%
Less than 90%	0%

•

To the extent the PRSUs are earned, they are subject to an additional four-year vesting schedule (e.g., for PRSUs granted in 2014, shares of restricted stock will be earned in early 2015 based on 2014 performance and will vest on December 1, 2018). Dividends declared after the restricted shares are earned are accrued and converted into additional shares of stock at the end of the vesting period.

The sizes of grants to individual named executive officers were subjectively determined by considering the following factors:

•	Competitive market data, defined by the competitive award levels summarized in the annual executive compensation study;

•	The officer’s responsibility level;

•	The officer’s specific function within the overall organizational structure;

•	The Company’s profitability, including consideration of the compensation cost associated with the awards; and

•	The number and amount of awards currently held by the executive officer (we continue to review this as part of our administration of stock ownership guidelines discussed below).

Comparison to market data suggests that the value of the 2014 SARs and PRSUs awarded to our named executive officers was less than a 50th percentile grant relative to our Comparison Group. Grants in 2014 were weighted approximately 25% SARs and 75% PRSUs.

Mr. Gallagher, Ms. Yancey and Mr. Neill earned 102% of their PRSUs in 2014, based on the Company’s actual 2014 pre-tax profit of $1,117,738,766, which represented 100.4% of the Company’s pre-tax profit goal of $1,113,067,000. Mr. Donahue earned 94% of his PRSUs in 2014, based on a 99% level of achievement of the 2014 pre-tax profit goals for the Automotive division and the total Company. Mr. Stevens earned 94% of his PRSUs in 2014, based on a 99% achievement of the 2014 pre-tax profit goal for the Industrial Products Group.

Please refer to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” tables and the related footnotes for additional information about long-term stock awards.

Change in Control Arrangements

The Company believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, the Company has entered into change in control agreements with each of the named executive officers. Information regarding these agreements and the benefits they provide is included in the Post Termination Payments and Benefits section of this Proxy Statement.

The Compensation, Nominating and Governance Committee evaluates the level of severance benefits to each such officer on a case-by-case basis, and in general, we consider these severance protections an important part of our executives’ compensation and consistent with competitive practices.

We believe that the potential occurrence of a change in control transaction would create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our senior executive officers to remain employed with the Company during an important time when their prospects for continued employment are often uncertain, we provide our executive officers with severance benefits if the executive’s employment is terminated by the Company without cause or by the executive for “good reason” in connection with a change in control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change in control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.

The change-in-control agreements with our executives were amended in 2014 to eliminate all tax gross-ups with respect to excise taxes under Internal Revenue Code Section 4999 that may be due on such payments. In addition, the Company has in the past grossed-up additional SRP amounts for FICA taxes in the event of a change in control. The SRP was amended and restated January 1, 2009 to provide that no employees may commence participation in the plan on or after that date. As such, there are no further gross-ups other than to those individuals participating in the SRP prior to the January 1, 2009 freezing of the plan.

Factors Considered in Decisions to Materially Increase or Decrease Compensation

Market data, individual performance, retention needs and internal pay equity have been the primary factors considered in decisions to adjust compensation materially. We do not target any particular weight for base salary, annual bonus and long-term incentive as a percent of total direct compensation. We tend to follow market practice in allocating between the various forms of compensation, but with greater emphasis on performance-based incentive bonus opportunities because doing so results in pay opportunity that is heavily performance-based, as shown below, and results in compensation that is directly aligned with Company performance, is market-competitive and allows us to attract and retain competent executives.

2014 Performance-Based versus Fixed Compensation:

The following table shows the allocation of each Executive’s base salary and short-term and long-term incentive compensation opportunities between fixed and performance-based compensation (at the target levels).

Name	Fixed Compensation	Performance-Based Compensation
Gallagher	22%	78%
Donahue	28%	72%
Yancey	30%	70%
Neill	38%	62%
Stevens	32%	68%

2014 Short-Term versus Long-Term Incentive Compensation:

The following table shows the allocation between each Executive’s target short-term and long-term incentive compensation opportunities (each at the target level) as a percentage of each Executive’s base salary.

Name	Short-Term Incentive Opportunity	Long-Term Incentive Opportunity
Gallagher	192%	160%
Donahue	115%	138%
Yancey	100%	135%
Neill	85%	76%
Stevens	110%	105%

Timing of Compensation

Base salary adjustments, annual incentive plan opportunities, and SAR/PRSU grants were made at the March 27, 2014 meeting of the Compensation, Nominating and Governance Committee. These compensation adjustments and awards were all effective April 1, 2014. We do not coordinate the timing of equity award grants with the release of material non-public information. The exercise price for SARs is established at the fair market value of the closing price of our stock on the effective date of the grant (April 1, 2014).

Stock Ownership Guidelines

We have adopted stock ownership guidelines for the named executive officers identified above and for other key executives designated by the Compensation, Nominating and Governance Committee. The ownership guidelines are reviewed at least annually by the Compensation, Nominating and Governance Committee, which also has the authority to evaluate whether exceptions should be made for any executive on whom the guidelines would impose a financial hardship. The current guidelines as determined by the Committee include: (i) CEO — ownership equal to seven times prior year’s salary; and (ii) other covered executives — ownership equal to one to three times prior year’s salary.

The covered executives have a period of five years in which to satisfy the guidelines from the date of appointment to a qualifying position. Shares counted toward this requirement will be based on shares beneficially owned by such executive (as beneficial ownership is defined by the SEC’s rules and regulations) including PRSUs, but excluding unexercised options and measured against the average year-end stock price for the preceding three fiscal years. The guidelines also call for the covered executive to retain 50% of the net shares obtained through the exercise of options or when a restricted stock award vests for at least six months. The covered executives are encouraged to retain stock ownership per the guidelines for a period of six months following the date of retirement.

Impact of Accounting and Tax Treatments of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

With regard to IRS Code Section 162(m), it is the Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. The Annual Incentive Plan has been approved by shareholders and is designed to qualify as “performance-based” to be fully deductible by the Company. The 2006 Long-Term Incentive Plan is approved by shareholders and permits the award of stock options, SARs and other performance-based equity awards that are fully deductible under Code Section 162(m).

Clawback Provision

Since 2010, the Company has had a clawback provision in its Annual Incentive Plan. If at any time after payment of an executive’s bonus, the Company and its auditors determine that it was calculated on financial results that subsequently were restated or were otherwise based on incorrect data, the executive may be required to repay the unearned portion to the Company upon notice from the Company.

Role of Executive Officers in Determining Compensation

Our Chairman and Chief Executive Officer, with input from our Senior Vice President — Human Resources, recommends to the Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for our senior officer group (other than himself). Mr. Gallagher makes these recommendations to the Committee based on data and analysis provided by our independent compensation consultant and qualitative judgments regarding individual performance. Mr. Gallagher is not involved with any aspect of determining his own compensation.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas C. Gallagher	2014	1,091,750	1,315,020	443,362	2,182,916	4,974,776	122,987	10,130,811
Chairman and Chief	2013	1,059,250	1,041,120	385,152	1,868,431	253,762	79,382	4,687,097
Executive Officer	2012	1,028,250	1,012,480	334,404	2,395,125	5,749,996	134,008	10,654,263

Paul D. Donahue	2014	612,000	637,980	216,174	698,836	506,462	52,558	2,724,010
President of the	2013	581,000	501,280	192,576	512,661	197,627	34,881	2,020,025
Company and President —	2012	560,000	417,648	139,335	630,688	662,165	70,105	2,479,941
U.S. Automotive Parts Group

Carol B. Yancey	2014	430,000	442,680	151,459	454,774	345,275	13,000	1,837,188
Executive Vice President,	2013	383,833	385,600	101,356	364,821	17,651	12,750	1,266,011
CFO & Corporate
Secretary

William J. Stevens	2014	512,151	403,620	137,690	583,323	1,532,753	13,000	3,182,537
Chairman —	2013	496,995	331,616	107,437	165,823	—	3,060	1,104,931
Motion Industries	2012	482,628	306,908	101,117	462,632	1,358,949	3,000	2,715,234

James R. Neill	2014	287,500	169,260	57,830	263,562	272,171	13,000	1,063,323
Senior Vice President —
Human Resources

(1)	Represents the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. Grant date fair value for the PRSUs (reflected in the Stock Awards column) is based on the grant date fair value of the underlying shares and the probable outcome of performance-based vesting conditions, excluding the effect of estimated forfeitures. Grant date fair value for SARs (reflected in the Option Awards column) is based on the Black-Scholes option pricing model. The actual value, if any, that a named executive officer may realize upon exercise of SARs will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model. The assumptions used in determining the grant date fair values of the SARs are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

(2)	Reflects the value of cash incentive bonuses earned under our Annual Incentive Plan.

(3)	Reflects the increase during 2014 in actuarial present values of each executive officer’s accumulated benefits under our Pension Plan and our Supplemental Retirement Plan, and with respect to Mr. Gallagher, our Original Deferred Compensation Plan.

(4)

Amounts reflected in this column for 2014 include 401(k) matching contributions in the amount of $13,000 for each named executive officer. The amount shown for Mr. Gallagher also includes his personal use of company aircraft (103,988) and club membership dues ($5,999). The amount shown for Mr. Donahue also includes his personal use of the company aircraft ($39,558). The incremental cost to the Company of the personal use of company aircraft is calculated based on the average variable operating costs to the Company. Variable operating costs include fuel costs, mileage, maintenance, crew travel expenses, catering and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the Company aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental cost. The fixed costs that do not change based on usage, such as pilot salaries, the lease costs of the company aircraft, hangar expense for the home hangar, and general taxes and insurance are excluded from the incremental cost calculation. When Company aircraft is being used for mixed business and personal use, only the incremental cost of the personal use is included, such as on-board catering or other charges attributable to an extra passenger traveling for personal reasons on an aircraft being primarily used for a business trip. The Board of Directors mandates that the Company’s Chief Executive Officer use corporate aircraft for personal travel to accommodate security, availability and efficiency concerns. The Company does not provide tax reimbursements with respect to any perquisites to executive officers.

2014 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas C. Gallagher		950,400	2,112,000	3,696,000
	4/1/2014				7,575	15,150	22,725			1,315,020
	4/1/2014							32,200	86.80	443,362
Paul D. Donahue		320,850	713,000	1,247,750
	4/1/2014				3,675	7,350	11,025			637,980
	4/1/2014							15,700	86.80	216,174
Carol B. Yancey		198,000	440,000	770,000
	4/1/2014				2,550	5,100	7,650			442,680
	4/1/2014							11,000	86.80	151,459
William J. Stevens		221,364	567,600	915,255
	4/1/2014				2,325	4,650	6,975			403,620
	4/1/2014							10,000	86.80	137,690
James R. Neill		114,750	255,000	446,250
	4/1/2014				975	1,950	2,925			169,260
	4/1/2014							4,200	86.80	57,830

(1)	Represents threshold, target and maximum payout levels under the Annual Incentive Plan for 2014 performance. The actual amount of incentive bonus earned by each named executive officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of the Annual Incentive Plan is included in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)	Represents threshold, target and maximum number of performance-based restricted stock units (“PRSUs”) to be earned on December 31, 2014 based on the Company’s achievement of pre-tax profit goals. If the Company achieves 100% or greater of its 2014 pre-tax profit goal, 100% of the PRSUs will be earned. If the Company achieves 110% of the pre-tax profit goal, 150% of the PRSUs will be earned. If the Company achieves at least 90% of its 2014 pre-tax profit goal, 50% of the PRSUs will be earned. If the Company achieves less than 90% of its 2014 pre-tax profit goal, then no PRSUs will be earned. Each PRSU that is earned represents a contingent right to receive one share of Company Common Stock in the future. PRSUs earned for the 2014 fiscal year will vest and be settled in shares of Common Stock on December 1, 2018 (or earlier upon a change in control of the Company) provided the executive is still employed by the Company, subject to earlier vesting in the event of (i) the executive’s retirement from the Company or (ii) the executive’s employment with the Company is terminated due to death or disability. Dividends paid on the Company’s Common Stock after the PRSUs are earned will accrue with respect to the PRSUs and will convert into additional shares of stock at the end of the vesting period. Additional information regarding the PRSUs and the Company’s long-term incentive program is included in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)

Each stock appreciation right (“SAR”) represents the right to receive from the Company upon exercise an amount, payable in shares of Common Stock, equal to the excess, if any, of the fair market value of one share of Common Stock on the date of exercise over the base value per share. The SARs were granted with a base value equal to the fair market value of the Company’s Common Stock on the date of grant. The SARs vest in equal annual installments on each of the first three anniversaries of the grant date, subject to accelerated vesting upon a termination of employment due to death, disability or retirement more than one year after the date of grant of the SAR or upon a change in control of the Company. The SARs granted on April 1, 2014 will expire on April 1, 2024 or earlier upon termination of employment. Additional information regarding the SARs and the Company’s long-term incentive program is included in the Compensation Discussion and Analysis section of this Proxy Statement.

(4)	Represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for the PRSUs is based on the grant date fair value of the underlying shares and the probable outcome of performance-based vesting conditions, excluding the effect of estimated forfeitures. Grant date fair value for SARs is based on the Black-Scholes option pricing model for use in valuing executive stock options. The actual value, if any, that a named executive officer may realize upon exercise of SARs will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (8)
Thomas C. Gallagher
	—	32,200	(1)	86.80	4/1/2024
						15,467	(4)	1,648,318
	12,666	25,334	(2)	77.12	4/1/2023
						8,103	(5)	863,537
	28,000	14,000	(3)	63.28	4/2/2022
						16,000	(6)	1,705,120
	90,000	—		54.09	4/1/2021
						12,000	(7)	1,278,840
	73,000	—		42.66	4/1/2020
Paul D. Donahue
	—	15,700		86.80	4/1/2024
						6,895	(4)	734,800
	6,333	12,667		77.12	4/1/2023
						4,306	(5)	458,890
	11,667	5,833	(1)	63.28	4/1/2022
						6,600	(6)	703,362
						4,750	(7)	506,208
Carol B. Yancey
	—	11,000	(1)	86.80	4/1/2014
						5,207	(4)	554,910
	3,333	6,667	(2)	77.12	4/1/2023
						3,001	(5)	319,817
	3,567	1,783	(3)	63.28	4/2/2022
						2,025	(6)	215,804
	8,300	—		54.09	4/1/2021
						1,500	(7)	159,855
William J. Stevens
	—	10,000	(1)	86.80	4/1/2014
						4,372	(4)	465,924
	3,533	7,067	(2)	77.12	4/1/2023
						3,254	(6)	346,779
	8,467	4,233	(3)	63.28	4/2/2022
						4,750	(7)	506,208
	20,000	—		54.09	4/1/2021
	20,000	—		42.66	4/1/2020
	34,500	—		41.66	4/1/2018
	30,000	—		49.16	3/27/2017
James R. Neill
	—	4,200	(1)	86.80	4/1/2024
						1,990	(4)	212,074
	1,200	2,400	(2)	77.12	4/2/2023
						840	(5)	89,519
	2,600	1,300	(3)	63.28	4/1/2022
						858	(6)	91,437
	6,000	—		54.09	4/1/2021
						1,500	(7)	159,855

(1)	The SARs were granted on April 1, 2014 and vest in one-third increments on each of the first three anniversaries of the grant date.

(2)	The SARs were granted on April 2, 2013 and vest in one-third increments on each of the first three anniversaries of the grant date.

(3)	The SARs were granted on April 1, 2012 and vest in one-third increments on each of the first three anniversaries of the grant date.

(4)	The PRSUs were granted on April 1, 2014 and vest on December 1, 2018, or earlier upon a change in control of the Company or in the event of (i) the executive’s retirement from the Company or (ii) the executive’s employment with the Company is terminated due to death or disability. The PRSUs will convert to shares of stock on December 31, 2018, or earlier upon a change in control of the Company.

(5)	The PRSUs were granted on April 2, 2013 and vest on December 1, 2017, or earlier upon a change in control of the Company or in the event of (i) the executive’s retirement from the Company or (ii) the executive’s employment with the Company is terminated due to death or disability. The PRSUs will convert to shares of stock on December 31, 2017, or earlier upon a change in control of the Company.

(6)	The PRSUs were granted on April 1, 2012 and vest on December 1, 2016, or earlier upon a change in control of the Company or in the event of (i) the executive’s retirement from the Company or (ii) the executive’s employment with the Company is terminated due to death or disability. The PRSUs will convert to shares of stock on December 31, 2016, or earlier upon a change in control of the Company.

(7)	The PRSUs were granted on April 1, 2011 and vest on December 1, 2015, or earlier upon a change in control of the Company or in the event of (i) the executive’s retirement from the Company or (ii) the executive’s employment with the Company is terminated due to death or disability. The PRSUs will convert to shares of stock on December 31, 2015, or earlier upon a change in control of the Company.

(8)	Reflects the value as calculated based on the closing price of the Company’s Common Stock on December 31, 2014 of $106.57 per share.

2014 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Thomas C. Gallagher	45,494	7,621,765	6,978	1,371,745
Paul D. Donahue	10,840	1,784,200	2,601	511,318
Carol B. Yancey	3,008	422,055	1,117	171,468
William J. Stevens	10,023	1,635,900	2,815	542,982
James R. Neill	—	—	1,117	171,468

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)	Value realized represents the fair market value of the shares on the vesting date.

Equity Compensation Plan Information

The following table gives information as of December 31, 2014 about the common stock that may be issued under all of the Company’s existing equity compensation plans:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders:	88,600	(2)	$44.12	-0-
	3,834,748	(3)	$64.93	2,717,947	(5)
Equity Compensation Plans Not Approved by Shareholders:	80,283	(4)	n/a	919,717

Total	4,003,631		—	3,637,664

(1)	Reflects the maximum number of shares issuable pursuant to the exercise or conversion of stock options, stock appreciation rights, restricted stock units and common stock equivalents. The actual number of shares issued upon exercise of stock appreciation rights is calculated based on the excess of fair market value of our common stock on date of exercise and the grant price of the stock appreciation rights.

(2)	Genuine Parts Company 1999 Long-Term Incentive Plan, as amended.

(3)	Genuine Parts Company 2006 Long-Term Incentive Plan.

(4)	Genuine Parts Company Director’s Deferred Compensation Plan, as amended.

(5)	All of these shares are available for issuance pursuant to grants of full-value stock awards.

2014 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Thomas C. Gallagher	Pension Plan	43.50	1,744,808	—
	Supplemental Retirement Plan	44.50	22,133,446	—
	Original Deferred Compensation Plan	34.00	663,897	48,157
Paul D. Donahue	Pension Plan	5.83	262,940	—
	Supplemental Retirement Plan	11.83	2,171,501	—
Carol B. Yancey	Pension Plan	17.67	417,210
	Supplemental Retirement Plan	23.67	879,662
William J. Stevens	Pension Plan	30.00	1,349,769	—
	Supplemental Retirement Plan	31.00	6,666,319	—
James R. Neill	Pension Plan	2.17	68,677	—
	Supplemental Retirement Plan	8.17	203,494	—

The Pension Benefit Table provides information regarding the number of years of credited service, the present value of accumulated benefits, and any payments made during the last fiscal year with respect to the Genuine Parts Company Pension Plan (the “Pension Plan”), the Genuine Parts Company Supplemental Retirement Plan (the “SRP”), and the Genuine Parts Company Original Deferred Compensation Plan (the “ODCP”).

The Pension Plan is a broad-based, tax-qualified defined benefit pension plan which provides a benefit upon retirement to eligible employees of the Company. It was amended effective March 1, 2008, to provide that employees hired on or after that date are not eligible to participate in the plan, and there are no new entrants to the Pension Plan after December 31, 2009. In general, all employees hired before March 1, 2008, except leased employees, independent contractors and certain collectively-bargained employees are eligible to participate. Benefits are based upon years of credited service and the average of the highest five nonconsecutive years of earnings out of the last ten years. Pension Plan earnings are generally based on total pay, but do not include deferred compensation. The service amounts shown in the table above for the Pension Plan and the SRP represent actual years of service with the Company. No additional years of credited service have been granted to the named executive officers under the Pension Plan or the SRP.

The Pension Plan was amended to freeze credited service as of December 31, 2008, while continuing to reflect future pay increases, for most plan participants (i.e., “a soft plan freeze”). Such participants began participating in a newly established company-sponsored 401(k) savings plan effective January 1, 2009. The soft plan freeze does not apply to service used for vesting purposes or to determine a participant’s eligibility for early retirement under the Pension Plan. Participants who satisfied a Rule of 70 criteria (age plus service equal to 70 or more) were given the option to remain under the old provisions. All named executive officers except Mr. Donahue, Ms. Yancey and Mr. Neill satisfied the Rule of 70 criteria and elected to remain under the old provisions.

Several forms of benefit payments are available under the Pension Plan. The Pension Plan offers a life annuity option, 50%, 75%, and 100% joint and survivor options, and a 10-year certain and life annuity option. The Pension Plan was amended in 2014 to reflect an ongoing lump sum option for future terminations and retirements where the present value of benefits are $30,000 or less. Minimum lump sum distributions of benefits are required if $5,000 or less. The payout option must be elected by the participant before benefit payments begin. All options available under the Pension Plan are approximately equal in value.

The benefit payable for normal or early retirement under the Pension Plan is the greater of two benefits. The first benefit is a percentage of the participant’s average earnings less 50% of his estimated Social Security benefit. The applicable percentage is based on years of credited service and increases by 0.5% per year of credited service from 40% at 15 years of service to 55% at 45 or more years of service. The second benefit is 30% of the participant’s average earnings. Only the second benefit is available to participants with less than 15 years of credited service. For such individuals, 30% of the participant’s average earnings is multiplied by a fraction with the numerator equal to credited service (not to exceed 180 months) and the denominator equal to 180.

As of December 31, 2014, Messrs. Gallagher and Stevens were eligible for delayed retirement benefits. The benefit payable for delayed retirement under the Pension Plan is the greater of two benefits. The first benefit is the normal retirement benefit determined based on the participant’s average earnings and credited service at his delayed retirement date. The second benefit is the normal retirement benefit actuarially increased from the participant’s normal retirement date to the delayed retirement date based on the attained age at each date.

Early retirement benefit payments are available under the Pension Plan to participants who retire after attaining age 55 and completing 15 years of service. Early retirement benefits are reduced 0.5% for each month by which benefit commencement precedes normal retirement age (age 65 with five years of participation).

Termination benefits are calculated in the same manner as normal retirement benefits, except that (a) the benefit is calculated based on projected credited service at normal retirement date and then (b) the benefit is reduced by multiplying it by a service fraction equal to the ratio of credited service at termination to projected credited service at normal retirement date. Projected credited service at normal retirement date is determined as if the participant had continued in employment until his or her normal retirement. Under the terms of the Pension

Plan, as of December 31, 2008, Mr. Donahue, Ms. Yancey and Mr. Neill did not qualify for early or normal retirement and as a result, the numerator of their service fraction is frozen as of December 31, 2008, although projected credited service at normal retirement date continues to be determined as if they earned credited service through their normal retirement date.

Participants are fully vested in their Pension Plan benefits after seven years of service, with partial vesting after three years of service. The Pension Plan was amended effective December 31, 2008, to provide that in general, only participants who satisfy Rule of 70 criteria and elect to remain under the old plan provisions may earn up to two years of additional credited service following termination due to disability and while receiving long term disability benefits from the Genuine Parts Company Long-Term Disability Plan. A 50% survivor annuity is payable to a participant’s spouse upon death prior to retirement. A surviving spouse may waive the 50% survivor benefit and elect instead to receive a benefit from the Genuine Parts Company Death Benefit Plan.

Effective January 1, 2009, in the event of a change in control, a participant’s benefit accrued under the Pension Plan is fully vested and, if the participant terminates employment within five years following the change in control, the participant may elect to receive an immediate lump sum distribution of the accrued benefit.

The Pension Plan was further amended effective December 31, 2013, to freeze future benefit accruals for all participants, including those who satisfy Rule of 70 criteria and including participants receiving disability benefits. In addition, all active participants with at least one hour of service after December 31, 2013, were fully vested in their accrued benefits as of that date. No further benefit accruals will be provided after 2013 for either additional credited service or future earnings. All benefits are frozen as of December 31, 2013, for all purposes including disability, termination and retirement. All active Pension Plan participants who satisfy Rule of 70 criteria and elected to remain under the old provisions became eligible on January 1, 2014, for the company-sponsored 401(k) Savings Plan that was established effective January 1, 2009.

The SRP is a nonqualified defined benefit pension plan which covers pay and benefits above the qualified limits in the Pension Plan for participants who satisfied the Rule of 70 criteria and entered the SRP plan prior to January 1, 2009. The SRP also provides benefits on a reduced basis for participants who entered the SRP prior to January 1, 2009, but did not satisfy the Rule of 70 criteria in the Pension Plan, or who entered the SRP after January 1, 2009. Otherwise, the provisions of the SRP in effect on December 31, 2008, are generally the same as those of the Pension Plan as in effect on that date, except benefits are payable only for retirement, disability, death, or change in control, and SRP earnings include deferred compensation.

The SRP was amended and restated effective January 1, 2009. The amended plan provides full vesting and an immediate lump sum payment if a participant dies, and full vesting of SRP benefits in the event the plan is terminated, the participant becomes disabled, or there is a change in control. Participants’ credited service in the SRP is not frozen as of December 31, 2008. Also, if a SRP participant’s credited service was frozen in the Pension Plan as amended effective December 31, 2008, an additional offset is applied to the benefits otherwise accrued under the SRP. This offset is determined based on the accumulated sum (with interest at 6.0% per year) of 3.8% of the participant’s Pension Plan earnings during each calendar year after December 31, 2008.

The SRP was later amended effective August 16, 2010, to provide that in the event of a participant’s death while in active service, the survivor benefit payable is 100% of the lump sum present value of the participant’s accrued benefit as of the date of death. Prior to the amendment, 50% of the lump sum present value was payable as a survivor benefit.

The SRP was most recently amended effective December 31, 2013, to change the benefit formula. For Messrs. Gallagher and Stevens, SRP benefits will continue to reflect an offset for Pension Plan benefits; however, this offset will be determined as if the Pension Plan were not frozen on December 31, 2013. As a result, future SRP benefits will remain unchanged following the Pension Plan freeze for these named executive officers.

Beginning January 1, 2014, Mr. Donahue and Ms. Yancey’s SRP benefit will be calculated under a revised benefit formula which applies to participants who entered the plan prior to January 1, 2009, and whose credited service was frozen in the Pension Plan as of December 31, 2008. The revised benefit formula is based on all years of credited service and earnings, and cannot be less than the accrued SRP benefit as of December 31, 2013. The revised formula is a percentage of the participant’s average earnings less 50% of their Social Security benefit. The applicable percentage is based on years of credited service and increases by 0.5% per year of credited service from 30% at 15 years of service to 45% at 45 or more years of service. For participants with less than 15 years of projected credited service at normal retirement, the applicable percentage is equal to 30% multiplied by a fraction with the numerator equal to credited service (not to exceed 180 months) and the denominator equal to 180. Under the revised SRP benefit formula there is an offset for the Pension Plan benefit, but no other offsets apply.

The SRP amendment in December 2012 also defines the benefit formula for participants who entered the SRP on or after January 1, 2009. Mr. Neill’s benefit is calculated under this formula. The formula for these participants’ benefit is identical to the revised benefit formula for participants who entered the plan prior to January 1, 2009, but it does not provide a minimum benefit as of December 31, 2013.

Benefits earned under the SRP are paid from Company assets, and are grossed-up for any FICA taxes due for participants who entered the plan prior to January 1, 2009. Due to this provision, Mr. Neill is ineligible for any FICA tax gross-up. Executives sign a joinder agreement to become participants in the SRP and select an optional form of benefit payment in the agreement. SRP participants may change their payment form elections at any time prior to benefit commencement.

Amounts reported in the 2014 Pension Benefits table as the actuarial present value of accumulated benefits under the Pension Plan and the SRP are computed using the interest and mortality assumptions that the Company applies to amounts reported in its financial statement disclosures for year-end, and are assumed to be payable immediately for Messrs. Gallagher and Stevens and at age 65 for Mr. Donahue, Ms. Yancey, and Mr. Neill. The interest rate assumptions at December 31, 2014, are 4.30% for the Pension Plan and 4.20% for the SRP. The mortality assumption is a modified RP-2014 mortality table (using Scale BB for mortality improvements from 2006 to 2014), and the mortality improvement assumption for future years is Scale MP-2014 converging to 0.62% long-term annual improvements by 2027. A blue-collar table is used for the Pension Plan calculations, and a white-collar table is used for the SRP calculations. SRP benefits have been adjusted by 2.35% as of December 31, 2014, to account for estimated FICA tax gross-ups for applicable NEOs (but not for any income tax adjustment on such gross-ups).

The ODCP is a nonqualified plan that provides an annuity benefit, funded partially by executive salary deferrals. Mr. Gallagher is the only named executive officer in this plan, and no salary deferrals have been made under the plan since 2012 following Mr. Gallagher’s attainment of his normal retirement age in 2012. The retirement benefit currently in payment is a 10-year certain and life annuity beginning January 1, 2014. These benefits are payable from Company assets. The service amount shown in the table represents the period during which Mr. Gallagher has been making salary deferrals for benefits provided by the ODCP. The 2014 Pension Benefits table shows no increase in credited service under the Original Deferred Compensation Plan since 2012 given that there have been no deferrals under the plan by Mr. Gallagher since that time. Amounts reported in the 2014 Pension Benefits table as the actuarial present value of accumulated benefits under the ODCP are based in the annuity amount in payment and the interest and mortality assumptions the Company uses for purposes of financial statement disclosures of the SRP referred to above.

2014 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Thomas C. Gallagher	—	—	163,264	—	1,989,957
Paul D. Donahue	—	—	15,785	—	215,234
Carol B. Yancey	10,000	—	18,609	—	238,325
William J. Stevens	—	—	—	—	—
James R. Neill	—	—	—	—	—

(1)	Reflects amounts earned in 2014 on account balances under the Company’s Tax Deferred Savings Plan.

(2)	Includes the following amounts of contributions to the Tax Deferred Savings Plan by the named executive officers that were previously reported as compensation to the named executive officers in the Company’s Summary Compensation Table for previous years: Mr. Gallagher, $200,000; Mr. Donahue, $169,723; Ms. Yancey, $20,000.

The Genuine Parts Company Tax Deferred Savings Plan is a nonqualified deferred compensation plan pursuant to which the named executive officers may elect to defer up to 100% of their annual incentive bonus. Deferral elections are due by June 30 of each year, and are irrevocable. These deferral elections are for the bonus earned during that year, which would otherwise be payable in February of the following year. Effective January 1, 2011, the Plan was amended to allow executives to defer up to 100% of their annual salary. Deferrals are held for each participant in separate individual accounts in an irrevocable rabbi trust. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. Payment begins on the first day of the seventh month following the executive’s termination of service. The executive must also make an irrevocable election regarding payment terms, which may be either a lump sum, or installments of five (5), ten (10), or fifteen (15) years. Hardship withdrawals are available for unforeseeable emergency financial hardship situations. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit in the same payment form as originally specified (i.e., lump sum or installments). All accounts would be immediately distributed upon a change in control of the Company.

POST TERMINATION PAYMENTS AND BENEFITS

Benefits to Named Executive Officers in the Event of a Change in Control.    The Company does not have employment agreements with any of its executive officers. The Company has entered into change in control agreements with certain executive officers, including the named executive officers. These agreements provide severance payments and benefits to the executive if his employment is terminated within two years after a change in control of the Company, if the change in control occurs during the term of the agreement. The change in control agreements have a three year term with automatic annual extensions unless either party gives notice of non-renewal.

Under each of the change in control agreements, if the executive is terminated by the Company without cause or the executive resigns for good reason (as such terms are defined in the agreement), within two years after a change in control, he or she will receive a pro rata bonus for the year of termination, plus a lump sum severance payment equal to a multiple (three in the case of Mr. Gallagher and two in the case of Ms. Yancey and Messrs. Donahue, Neill and Stevens) of the executive’s then-current annual salary and the average of the annual bonuses he or she received in the three years prior to the year of termination. In addition, the Company will continue to provide the executive with group health coverage for a period of 24 months.

If the executive’s employment is terminated by the Company for cause or he resigns without good reason, the agreement will terminate without further obligation of the Company other than the payment of any accrued but unpaid salary or benefits. In the case of death, disability or retirement, the executive, or his estate, would be entitled to payment of any accrued but unpaid salary or benefits, plus a pro rata bonus for the year in which the termination occurred.

The change in control agreements were amended in 2014 to eliminate all tax gross-ups with respect to the 20% excise tax that may be imposed under Section 4999 of the Internal Revenue Code on individuals who receive compensation in connection with a change of control that exceeds certain specified limits. As amended, the change in control agreements provide that in the event the executive would be subject to a 20% excise tax under Section 4999, the payments and benefits to the executive would be reduced to the maximum amount that does not trigger the excise tax unless the executive would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

Summary of Termination Payments and Benefits.    The following tables summarize the value of the termination payments and benefits that our named executive officers would receive if they had terminated employment on December 31, 2014 under the circumstances shown. The tables exclude (i) amounts accrued through December 31, 2014 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for 2014 and (ii) vested account balances under our 401(k) Savings Plan, which is a 401(k) plan that is generally available to all of our salaried employees.

Thomas C. Gallagher

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	10,670,053	(1)
Acceleration of Equity Awards
Stock Options and SARs(2)	1,352,146	1,988,740	1,988,740	—	1,988,740
Restricted Stock and PRSUs(3)	3,847,497	5,495,815	5,495,815	—	5,495,815
Retirement Benefits
Pension Plan(4)	133,076	66,538	133,076	133,076	133,076	(5)
Supplemental Retirement Plan(6)	1,360,893	20,989,848	1,360,893	1,360,893	24,408,313	(7)
Original Def Comp Plan(8)	48,157	48,157	48,157	48,157	634,491	(9)
Tax-Deferred Savings Plan(10)	1,989,957	1,989,957	1,989,957	1,989,957	1,989,957
Other Benefits
Health & Welfare Coverage	—	—	—	—	17,256	(11)
Total	8,731,726	30,579,055	11,016,638	3,532,083	45,337,701

(1)	Severance payment payable in lump sum pursuant to the change in control agreement described above.

(2)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2014 over the exercise or base price of all unvested options and SARs the vesting of which accelerates in connection with the specified event.

(3)	Reflects the fair market value as of December 31, 2014 of restricted stock and shares underlying PRSUs the vesting of which accelerates in connection with the specified event.

(4)	Pension Plan benefits shown for all termination scenarios are annual annuities assuming a 50% joint and survivor annuity option and are assumed to be payable beginning January 1, 2015. The surviving spouse may elect to waive the death benefit from the Pension Plan and elect instead to receive a benefit from The Genuine Parts Company Death Benefit Plan.

(5)	Mr. Gallagher may elect to receive his pension benefit in the form of a lump sum payment in the event of termination within five years following a change in control. A lump sum option is not otherwise available under the plan. The lump sum payable to Mr. Gallagher if he terminated December 31, 2014 following a change in control is $2,126,193.

(6)	Supplemental Retirement Plan benefits shown for all termination scenarios (except death and involuntary termination following a change in control) assume payment under the 100% joint and survivor annuity option elected by Mr. Gallagher. The death benefit shown is payable as a lump sum to Mr. Gallagher’s beneficiary in the event of his death. The lump sum death benefit is calculated as 100% of the present value of the single life annuity payable on January 1, 2015. The Supplemental Retirement Plan annuity benefits shown in the table do not reflect estimated FICA tax gross-ups paid by the Company. The estimated FICA tax gross-up, based on 2.35% of the lump sum value of the Supplemental Retirement Plan benefit calculated on the FICA tax basis for the plan, is $497,906. The Supplemental Retirement Plan was amended, effective January 1, 2009, to provide that no new employee may commence participation in the plan on or after such effective date.

(7)	An immediate lump sum distribution of benefits is required in the event of termination following a change in control. The lump sum value of the benefit calculated includes an estimated FICA tax gross-up amount of $560,425.

(8)	Original Deferred Compensation Plan benefits are payable as a 10-year certain and life annuity. Since Mr. Gallagher attained age 65 in 2012, the benefits commenced on January 1, 2014 under the terms of the agreements.

(9)	Amount reflects a lump sum distribution of benefits as required under the plan in the event of termination following a change in control.

(10)	Benefits payable under the Tax Deferred Savings Plan are described and quantified in the Nonqualified Deferred Compensation table in this proxy statement.

(11)	Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.

Paul D. Donahue

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	2,417,579	(1)
Acceleration of Equity Awards
Stock Options and SARs(2)	—	627,718	627,718	—	627,718
Restricted Stock and PRSUs(3)	—	1,668,460	1,668,460	—	1,668,460
Retirement Benefits
Pension Plan(4)	24,375	12,188	24,375	24,375	24,375	(5)
Supplemental Retirement Plan(6)	—	1,874,819	199,693	—	2,597,797	(7)
Tax-Deferred Savings Plan(8)	215,234	215,234	215,234	215,234	215,234
Other Benefits
Health & Welfare	—	—	—	—	27,792	(9)
Total	239,609	4,398,419	2,735,480	239,609	7,578,955

(1)	Severance payment payable in lump sum pursuant to the change in control agreement described above.

(2)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2014 over the exercise or base price of all unvested options and SARs the vesting of which accelerates in connection with the specified event.

(3)	Reflects the fair market value as of December 31, 2014 of restricted stock and shares underlying PRSUs the vesting of which accelerates in connection with the specified event.

(4)	Pension Plan benefits shown for all termination scenarios are annual annuities assuming a 50% joint and survivor annuity option and are assumed to be payable at age 65. The surviving spouse may elect to waive the death benefit from the Pension Plan and elect instead to receive a benefit from The Genuine Parts Company Death Benefit Plan.

(5)	Mr. Donahue may elect to receive his pension benefit in the form of a lump sum payment in the event of termination within five years following a change in control. A lump sum option is not otherwise available under the plan. The lump sum payable to Mr. Donahue if he terminated December 31, 2014 following a change in control is $347,598.

(6)	The Supplemental Retirement Plan provides for 100% vesting upon death, disability or the occurrence of a change in control. No benefits are payable if termination occurs for other reasons prior to eligibility for early retirement (at least age 55 with at least 15 years of service). The death benefit shown is payable as a lump sum to Mr. Donahue’s beneficiary in the event of his death. The immediate lump sum death benefit is calculated as 100% of the present value of the single life annuity payable to Mr. Donahue at age 65. Disability benefits under the Supplemental Retirement Plan are assumed to be equal to the benefit accrued under the plan as of December 31, 2014 and payable at age 65 under the elected single life annuity option.

(7)	An immediate lump sum distribution of benefits is required in the event of termination following a change in control. The lump sum value of the benefit calculated includes an estimated FICA tax gross-up amount of $59,646.

(8)	Benefits payable under the Tax Deferred Savings Plan are described and quantified in the Nonqualified Deferred Compensation table in this proxy statement.

(9)	Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.

Carol B. Yancey

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	1,571,399	(1)
Acceleration of Equity Awards
Stock Options and SARs(2)	—	273,529	273,529	—	273,529
Restricted Stock and PRSUs(3)	—	695,476	695,476	—	695,476
Retirement Benefits
Pension Plan(4)	47,559	310,864	47,559	47,559	47,559	(5)
Supplemental Retirement Plan(6)	—	667,124	83,601	—	1,106,848	(7)
Tax-Deferred Savings Plan(8)	238,325	238,325	238,325	238,325	238,325
Other Benefits
Health & Welfare	—	—	—	—	27,792	(9)
Estimated 280G Tax “Cut-Back” to Avoid Excise Tax	—	—	—	—	(583,758	)(10)
Total	285,884	2,185,318	1,338,490	285,884	3,377,170

(1)	Severance payment payable in lump sum pursuant to the change in control agreement described above.

(2)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2014 over the exercise or base price of all unvested options and SARs the vesting of which accelerates in connection with the specified event.

(3)	Reflects the fair market value as of December 31, 2014 of restricted stock and shares underlying PRSUs the vesting of which accelerates in connection with the specified event.

(4)

Pension Plan benefits shown for all termination scenarios are annual annuities assuming a 50% joint and survivor annuity option and are assumed to be payable at age 65 (apart from that from death). The surviving spouse may elect to waive the death benefit from the Pension Plan and elect instead to receive a benefit from The Genuine Parts Company Death Benefit Plan. For Ms. Yancey, the lump sum death benefit under the Death Benefit Plan is larger than the equivalent benefit under the Pension Plan when compared on a present value basis; therefore, the death benefit amount shown above reflects the immediate lump sum payable under the Death Benefit Plan.

(5)	Ms. Yancey may elect to receive her pension benefit in the form of a lump sum payment in the event of termination within five years following a change in control. A lump sum option is not otherwise available under the plan. The lump sum payable to Ms. Yancey if she terminated December 31, 2014 following a change in control is $561,661.

(6)	The Supplemental Retirement Plan provides for 100% vesting upon death, disability or the occurrence of a change in control. No benefits are payable if termination occurs for other reasons prior to eligibility for early retirement (at least age 55 with at least 15 years of service). The death benefit shown is payable as a lump sum to Ms. Yancey’s beneficiary in the event of her death. The lump sum death benefit is calculated as 100% of the present value of the single life annuity payable to Ms. Yancey at age 65. Disability benefits under the Supplemental Retirement Plan are assumed to be equal to the benefit accrued under the plan as of December 31, 2014 and payable at age 65 under the elected single life annuity option.

(7)	An immediate lump sum distribution of benefits is required in the event of termination following a change in control. The lump sum value of the benefit calculated includes an estimated FICA tax gross-up amount of $25,414.

(8)	Benefits payable under the Tax Deferred Savings Plan are described and quantified in the Nonqualified Deferred Compensation table in this proxy statement.

(9)	Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.

(10)	The change in control agreement provides that in the event the executive would be subject to a 20% excise tax under Section 4999 of the Internal Revenue Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits will be reduced to the maximum amount that does not trigger the excise tax, unless the executive would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

William J. Stevens

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	1,999,389	(1)
Acceleration of Equity Awards
Stock Options and SARs(2)	391,370	589,070	589,070	—	589,070
Restricted Stock and PRSUs(3)	852,986	1,318,910	1,318,910	—	1,318,910
Retirement Benefits
Pension Plan(4)	101,418	50,709	101,418	101,418	101,418	(5)
Supplemental Retirement Plan(6)	443,423	6,314,458	443,423	443,423	7,373,198	(7)
Other Benefits
Health & Welfare	—	—	—	—	17,256	(8)
Total	1,789,197	8,273,147	2,452,821	544,841	11,399,241

(1)	Severance payment payable in lump sum pursuant to the change in control agreement described above.

(2)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2014 over the exercise or base price of all unvested options and SARs the vesting of which accelerates in connection with the specified event.

(3)	Reflects the fair market value as of December 31, 2014 of restricted stock and shares underlying PRSUs the vesting of which accelerates in connection with the specified event.

(4)	Pension Plan benefits shown for all termination scenarios are annual annuities assuming a 50% joint and survivor annuity option and are assumed to be payable on January 1, 2014. The disability benefit is assumed to be payable at age 65. The surviving spouse may elect to waive the death benefit from the Pension Plan and elect instead to receive a benefit from The Genuine Parts Company Death Benefit Plan.

(5)	Mr. Stevens may elect to receive his pension benefit in the form of a lump sum payment in the event of termination within five years following a change in control. A lump sum option is not otherwise available under the plan. The lump sum payable to Mr. Stevens if he terminated December 31, 2014 following a change in control is $1,647,642.

(6)	Supplemental Retirement Plan benefits shown for all termination scenarios (except death and involuntary termination following a change in control) assume payment under the 50% joint and survivor annuity option elected by Mr. Stevens with payment beginning January 1, 2015. The death benefit shown is payable as a lump sum to Mr. Stevens’ beneficiary in the event of his death. The lump sum death benefit is calculated as 100% of the present value of the single life annuity payable on January 1, 2015. Disability benefits under the Supplemental Retirement Plan are assumed to be equal to early retirement benefits and are payable on January 1, 2015. The Supplemental Retirement Plan annuity benefits shown in the table do not reflect estimated FICA tax gross-ups paid by the Company. The estimated FICA tax gross-up, based on 2.35% of the lump sum value of the Supplemental Retirement Plan benefit calculated on the FICA tax basis for the plan, is $142,372. The Supplemental Retirement Plan was amended, effective January 1, 2009, to provide that no new employee may commence participation in the plan on or after such effective date.

(7)	An immediate lump sum distribution of benefits is required in the event of termination following a change in control. The lump sum value of the benefit calculated includes an estimated FICA tax gross-up amount of $169,292.

(8)	Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.

James R. Neill

Benefit	Retirement ($)	Death ($)	Disability ($)	Termination by Company or Executive Other Than Retirement, Death or Disability ($)	Involuntary Termination Following a Change in Control ($)
Cash Severance	—	—	—	—	789,309	(1)
Acceleration of Equity Awards
Stock Options and SARs(2)	—	126,957	126,957	—	126,957
Restricted Stock and PRSUs(3)	—	340,811	340,811	—	340,811
Retirement Benefits
Pension Plan(4)	8,073	4,037	8,073	8,073	8,073	(5)
Supplemental Retirement Plan(6)	—	168,362	19,856	—	261,523	(7)
Other Benefits
Health & Welfare	—	—	—	—	27,792	(8)
Total	8,073	640,167	495,697	8,073	1,554,465

(1)	Severance payment payable in lump sum pursuant to the change in control agreement described above.

(2)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2014 over the exercise or base price of all unvested options and SARs the vesting of which accelerates in connection with the specified event.

(3)	Reflects the fair market value as of December 31, 2014 of restricted stock and shares underlying PRSUs the vesting of which accelerates in connection with the specified event.

(4)	Pension Plan benefits shown for all termination scenarios are annual annuities assuming a 50% joint and survivor annuity option and are assumed to be payable on January 1, 2015.

(5)	Mr. Neill may elect to receive his pension benefit in the form of a lump sum payment in the event of termination within five years following a change in control. A lump sum option is not otherwise available under the plan. The lump sum payable to Mr. Neill if he terminated December 31, 2014 following a change in control is $97,868.

(6)	The Supplemental Retirement Plan provides for 100% vesting upon death, disability or the occurrence of a change in control. No benefits are payable if termination occurs for other reasons prior to eligibility for early retirement (at least age 55 with at least 15 years of service). The death benefit shown is payable as a lump sum to Mr. Neill’s beneficiary in the event of his death. The lump sum death benefit is calculated as 100% of the present value of the single life annuity payable to Mr. Neill at age 65. Disability benefits under the Supplemental Retirement Plan are assumed to be equal to the benefit accrued under the plan as of December 31, 2014 and payable at age 65 under the 100% joint and survivor annuity option election.

(7)	An immediate lump sum distribution of benefits is required in the event of termination following a change in control.

(8)	Reflects the cost of 24 months of continued group health coverage pursuant to the change in control agreement described above. In order to comply with Internal Revenue Code section 409A, during the last 6 months of this continued coverage period, the Company will satisfy its obligation to provide group health coverage by making 6 monthly installment payments to the executive in an amount equal to the monthly cost of providing such coverage, based upon the “applicable premium” under COBRA.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Compensation, Nominating and Governance Committee of the Board of Directors of Genuine Parts Company oversees the compensation programs of Genuine Parts Company on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in this proxy statement, each of which has been filed with the SEC.

Members of the Compensation, Nominating and

Governance Committee:

Michael M.E. Johns, M.D. (Chair)

John R. Holder

John D. Johns

Gary W. Rollins

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation, Nominating and Governance Committee during all of 2014: Michael M.E. Johns, M.D., John R. Holder, John D. Johns, and Gary W. Rollins. None of such persons was an officer or employee of the Company during 2014 or at any time in the past. During 2014, none of the members of the Compensation, Nominating and Governance Committee had any relationship with the Company requiring disclosure under applicable rules of the SEC. None of our executive officers served as a member of the Board of Directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation, Nominating and Governance Committee.

COMPENSATION OF DIRECTORS

2014 Director Compensation

NAME	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	All Other Compensation ($)		Total ($)
Mary B. Bullock	70,500	173,600			244,100
Jean Douville	—	—	122,656	(4)	122,656
Gary P. Fayard(1)	49,000	173,080			222,080
George C. Guynn	70,500	173,600			244,100
John R. Holder	71,500	173,600			245,100
John D. Johns	68,750	173,600			242,350
Michael M. E. Johns, M.D.	79,500	173,600			253,100
Robert C. Loudermilk, Jr.	70,500	173,600			244,100
Wendy B. Needham	75,500	173,600			249,100
Jerry W. Nix	63,250	—			63,250
Gary W. Rollins	82,000	173,600			255,600
E. Jenner Wood(2)	31,000	—			31,000

(1)	Mr. Fayard was elected to the Board of Directors on April 28, 2014.

(2)	Mr. Wood was elected to the Board of Directors on August 19, 2014.

(3)	Represents the aggregate grant date total fair value of stock awards determined in accordance with FASB ASC Topic 718. The awards reflected in this column consist of 2,000 RSUs granted to non-employee directors on April 1, 2014, the grant date fair value of which was $173,600 (based on the closing price of the Company’s common stock on the grant date). Mr. Fayard received an award of 2,000 RSUs on April 28, 2014, the grant date fair value of which was $173,080.

The aggregate number of RSUs held by each director as of December 31, 2014 was as follows:

Director	Number of RSUs
Mary B. Bullock	10,552
Jean Douville	—
Gary P. Fayard	2,026
George C. Guynn	10,552
John R. Holder	8,470
John D. Johns	10,552
Michael M. E. Johns, M.D.	10,552
Robert C. Loudermilk, Jr.	8,470
Wendy B. Needham	10,552
Jerry W. Nix	15,815
Gary W. Rollins	10,552
E. Jenner Wood	—

(4)	Mr. Douville is an employee of our wholly-owned subsidiary, UAP Inc., a distributor of automotive replacement parts headquartered in Montreal, Quebec, Canada. For 2014, Mr. Douville received a base salary equal to $67,921, plus $54,735 in other benefits, including a car allowance, flexible spending account and other miscellaneous perquisites.

Compensation payable to the Company’s non-employee directors is evaluated and determined by the Compensation, Nominating, and Governance Committee and is then approved by the Company’s full Board of Directors. From January through March 31, 2014, non-employee directors of the Company were paid $12,500 per quarter for service as director, plus $1,250 per board and committee meeting attended, except that the Chair of the Audit Committee and the Compensation, Nominating and Governance Committee were paid $13,750 per quarter and $1,250 per board and committee meeting attended. As of April 1, 2014, the Compensation, Nominating, and Governance Committee recommended and the Board approved an increase of quarterly fees from $12,500 to $15,000 per quarter, and board and committee meeting fees increased from $1,250 per meeting to $1,500 per meeting. The Chairs of the Audit Committee and the Compensation, Nominating and Governance Committee would continue to receive fees of $5,000 extra per year. Additionally, the Board approved the addition of a Lead Director fee of $10,000 per year. Non-employee directors may elect to defer the receipt of meeting and/or director fees in accordance with the terms of the Company’s Directors’ Deferred Compensation Plan. In addition, non-employee directors may from time to time be granted restricted stock units pursuant to the provisions of the Genuine Parts Company 2006 Long Term Incentive Plan. On April 1, 2014 each non-employee director serving on such date was granted 2,000 RSUs, and Mr. Fayard, a new director elected by shareholders on April 28, 2014, received an award of 2,000 RSUs on April 28, 2014. Each RSU represents a fully vested right to receive one share of our common stock on April 1, 2019, or earlier upon a termination of service as a director by reason of death, disability or retirement, or upon a change in control of the Company.

Each non-employee director is required to own shares of Company common stock valued at three times his or her annual cash retainer for the prior fiscal year measured against the average stock price for the preceding three fiscal years. Directors will have five years from the date of election to the Board to attain such a level of ownership. Shares counted toward this requirement will be based on shares beneficially owned by such Director (as defined by the SEC’s rules and regulations) including restricted stock units and director deferred compensation shares, but excluding unexercised options.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its directors, executives or other related persons can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the (1) the Code of Conduct and Ethics for Employees, Officers, Contract and/or Temporary Workers and Directors of Genuine Parts Company and (2) the Genuine Parts Company Code of Conduct and Ethics for Senior Financial Officers, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a formal policy which requires the Company’s Compensation, Nominating and Governance Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s directors, executives or other related persons had, has or will have a direct or indirect material interest. After its review, the Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith. The policy is attached as Appendix A to the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.genpt.com.

Mr. E. Jenner Wood, a Director since August 17, 2014 is Chairman, President and Chief Executive Officer of the Atlanta division of SunTrust Bank and Executive Vice President of SunTrust Banks, Inc. During 2014, the Company continued its long-standing banking relationship with SunTrust, and used the Bank’s services in the general course of business. This banking relationship was reviewed and considered by the Board and the Compensation, Nominating, and Governance Committee in determining the independence of Mr. Wood. The amount of payments made and received by SunTrust and the Company represented an immaterial percentage of the Company’s and SunTrust’s revenues. The Board and Compensation, Nominating, and Governance Committee believe that the relationship during 2014 was on arm’s-length terms that were reasonable and competitive and that Mr. Wood did not personally participate in or benefit from this relationship.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. At the 2014 Annual Meeting of Shareholders, approximately 95% of the shares present and entitled to vote were voted in support of the Company’s compensation program. We plan to hold this vote annually, so our Board of Directors is again submitting a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). The Company seeks your advisory vote and asks that you support the compensation of our named executive officers as disclosed in this proxy statement.

As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to attract, retain and motivate the highest quality executive officers, directly link pay to our performance, and build value for our shareholders. Highlights of our executive compensation program, as described above in the Compensation Discussion and Analysis, are:

•	Pay for Performance. Our pay program is heavily performance-based, using multiple performance measures.

•

We Target Competitive and Market-Based Pay with Actual Pay Dependent on Performance.    We target competitive pay at or under the size-adjusted 50th percentile of the market data, with actual pay dependent on Company and individual performance.

•	Long-Term Incentive Aligned with Shareholder Interests. A long-term incentive program that is entirely performance-based and aligned with shareholder interests through a link to stock price.

•	Stock Ownership Requirements. Our stock ownership requirements for executives align the interests of the executives and shareholders.

•	No Employment Contracts. No employment contracts with our named executive officers or guaranteed severance except in the case of double-trigger change in control agreements.

•	No Excise Tax-Gross Ups. We amended our double-trigger executive change in control agreements in 2014 to eliminate all excise tax gross-ups.

•

Compensation Clawback.    Our Annual Incentive Plan includes a clawback provision. If at any time after payment of an executive’s bonus, it is determined that it was calculated on financial results that subsequently were restated or were otherwise based on incorrect data, the executive may be required to repay the applicable amount to the Company.

•	Few perquisites.

In sum, our compensation is designed to reward executives when the Company achieves strong financial and operational results, and likewise to provide reduced pay when financial and operating results are not as strong. We believe the 2014 compensation of our named executive officers is reflective of and consistent with that intent.

This say-on-pay proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under “Executive Compensation” and cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative compensation disclosure contained in this Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation, Nominating and Governance Committee or the Board of Directors. The shareholders’ advisory vote will not overrule any decision made by the Board or the Committee or create or imply any additional fiduciary duty by our directors. Our Board and Compensation, Nominating and Governance Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation, Nominating and Governance Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE GENUINE PARTS COMPANY 2015 INCENTIVE PLAN

On November 17, 2014, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the Genuine Parts Company 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan will become effective as of the date it is approved by the shareholders.

The 2015 Plan is intended to serve as the successor to the Company’s 2006 Long-Term Incentive Plan (the “Prior Plan”). As of February 17, 2015, there were approximately 152,699,446 shares of our common stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 2,717,947 shares of our common stock reserved and available for future awards under the Prior Plan. If our shareholders approve the 2015 Plan, all future equity awards will be made from the 2015 Plan, and we will not grant any additional awards under the Prior Plan.

The Compensation Committee believes the number of shares available under the Prior Plan will not be sufficient to make adequate long-term equity incentives to our key employees over the next few years. Considering our historical grant practices, we believe we have been judicious in our share usage under the Prior Plan, and mindful of potential shareholder dilution. The Prior Plan has been the sole source of shares for all equity incentive awards granted to our officers, employees and directors since 2006, and during such time we have not sought shareholder approval of any increase in the number of shares available for issuance under the Prior Plan. Approval of the 2015 Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with shareholders. Based on the number of requested shares to be reserved under the 2015 Plan and on our anticipated future grant cycles, we estimate that the share reserve will be sufficient to cover future equity incentive awards for six to ten years.

A summary of the 2015 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2015 Plan, which is attached to this Proxy Statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We have designed the 2015 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of shareholders and the company. These features include, but are not limited to, the following:

•

No Discounted Stock Options or Stock Appreciation Rights (SARs).    Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing.    The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of shareholders, including by a cash repurchase of “underwater” awards.

•

Minimum Vesting Requirements.    Subject to certain limited exceptions, full-value awards, stock options and SARs granted under the 2015 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service.

•

No Liberal Share Recycling.    Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR or to satisfy tax withholding taxes in connection with the exercise or settlement of an award count against the number of shares remaining available under the 2015 Plan.

•

No Single-Trigger Change of Control Vesting.    If awards granted under the 2015 Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.

•	No Tax Gross-Ups. The 2015 Plan does not provide for any tax gross-ups.

•	Awards Subject to Clawback Policy. Awards under the 2015 Plan will be subject to any compensation recoupment policy that the company may adopt from time to time.

•	No Dividends on Unearned Awards. The 2015 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of December 31, 2014 (and without giving effect to approval of the 2015 Plan under this Proposal):

Prior Plan
Total shares underlying outstanding SARs	3,923,000
Weighted average exercise price of outstanding SARs	$64.00
Weighted average remaining contractual life of outstanding SARs	7 years
Total shares underlying outstanding full value awards(1)	420,000
Total shares currently available for grant(2)	2,717,947

(1)	Includes the maximum number of shares issuable upon conversion of performance awards assuming maximum achievement of all performance goals.

(2)	If our shareholders approve the 2015 Plan, all future equity awards will be made from the 2015 Plan, and we will not grant any additional awards under the Prior Plan.

Summary of the 2015 Plan

Purpose and Eligibility.    The purpose of the 2015 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. As of February 17, 2015, approximately 39,000 employees and ten non-employee directors would be eligible to participate in the 2015 Plan.

Administration.    The 2015 Plan will be administered by the Compensation, Nominating and Governance Committee of the Board of Directors. The Committee will have the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2015 Plan; and make all other decisions and determinations that may be required under the 2015 Plan.

Awards to Non-Employee Directors.    Notwithstanding the above, awards granted under the 2015 Plan to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time.

Permissible Awards.    The 2015 Plan authorizes the granting of awards in any of the following forms:

•	market-priced options to purchase shares of our Common Stock, which may be designated under the Code as nonstatutory stock options or incentive stock options;

•

stock appreciation rights, which give the holder the right to receive an amount (payable in cash or stock, as specified in the award agreement) equal to the excess of the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), multiplied by the number of stock appreciation rights that have been exercised by the holder;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Committee;

•

performance awards, which represent any award of the types listed above which have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•	other stock-based awards that are denominated or payable in, valued by reference to, or otherwise based on, shares of Common Stock;

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards.    Subject to proportionate adjustment in the event of stock splits and similar events, the aggregate number of shares of Common Stock that may be issued under the 2015 Plan is 10,000,000 shares, plus a number of additional shares (not to exceed 500,000) underlying awards outstanding as of the effective date of the 2015 Plan under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2015 Plan. To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. Upon exercise of a SAR, the full number of shares underlying the award (rather than any lesser number based on the net number of shares actually delivered upon exercise) will count against the plan share reserve. The Committee may grant awards under the 2015 Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve.

Limitations on Awards.    The maximum aggregate number of shares of Common Stock subject to time-vesting options or time-vesting SARs that may be granted under the 2015 Plan in any calendar year to any one participant is 1,500,000 each. With respect to performance vesting awards, for any calendar year, the maximum amount that may be paid to any one participant payable in cash or property or other than shares is $15,000,000, and the maximum number of shares that may be paid to any one participant payable in stock is 1,500,000 shares. The maximum aggregate number of shares subject to awards that may be granted under the 2015 Plan to any non-employee director in any calendar year is 15,000 shares.

Minimum Vesting Requirements.    Except in the case of substitute awards granted in a business combination as described above, full-value awards, options and SARs shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. However, the Committee may at its discretion (i) accelerate vesting of such full-value awards, options and SARs in the event of the participant’s termination of service, or the occurrence of a change in control, or (ii) grant full-value awards, options and SARs without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2015 Plan.

Qualified Performance-Based Awards.    All options and stock appreciation rights granted under the 2015 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2015 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate over a performance term to be designated by the Committee:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Inventory management

•	Service or product delivery or quality

•	Customer satisfaction

•	Employee retention

•	Safety standards

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

The Committee must establish such goals within the time period prescribed by Code Section 162(m), and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

The Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Treatment of Awards upon a Participant’s Termination of Service.    Unless otherwise provided in an award agreement or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based Awards will be deemed to have been fully earned as of the date of termination as follows: (i) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and (ii) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and (iii) in either such case, there will be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination, based upon the length of time within the performance period that has elapsed prior to the date of termination

Treatment of Awards upon a Change of Control.    Unless otherwise provided in an award agreement or any special plan document governing an award:

(A)	in the event of a change of control of the Company in which a successor entity fails to assume and maintain awards under the 2015 Plan:

•

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•

the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the change in control based upon an assumed achievement of all relevant performance goals at the “target” level, and there will be a prorata payout to the Participant within 60 days following the change of control.

(B)	in the event of a change of control of the Company in which a successor entity assumes or otherwise equitably converts awards under the 2015 Plan, if within two years after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•

the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there will be a prorata payout to the Participant within 60 days following the termination of employment.

Anti-dilution Adjustments.    In the event of a transaction between us and our shareholders that causes the per-share value of our Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2015 Plan will be adjusted proportionately, and the Committee shall make such adjustments to the 2015 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Amendment and Termination of the 2015 Plan.    No awards may be granted under the 2015 Plan after the tenth anniversary of the effective date of the plan. The Board or the Committee may amend, suspend or terminate the 2015 Plan at any time, except that no amendment may be made without the approval of the Company’s shareholders if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Common Stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2015 Plan or modifies the requirements for participation under the 2015 Plan, or if the Board or Committee its discretion determines that obtaining such shareholder approval is for any reason advisable. No amendment or termination of the 2015 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Committee may amend or terminate outstanding awards at any time, except that no amendment or termination of outstanding award may, without the written consent of the participant, reduce or diminish the value of such outstanding awards.

Prohibition on Repricing.    Without the prior consent of the Company’s shareholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled in exchanged for stock options or SARs with an exercise or base price that is less than the exercise price or base price of the original stock options or SARs. In addition, the Company may not, without the prior approval of shareholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.

Limitations on Transfer; Beneficiaries.    No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

Clawback Policy.    Awards under the 2015 Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2015 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

Nonqualified Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2015 Plan. When the optionee exercises a Nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, then the amount equal to the excess of the amount realized upon sale or disposition of the option shares over the exercise price will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a stock appreciation right under the 2015 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Performance awards granted under the 2015 Plan are intended to qualify for the “performance based compensation” exception from Code Section 162(m).

Code Section 409A.    The 2015 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights granted under the 2015 Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2015 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.    The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2015 Plan.

New Plan Benefits

Grants and awards under the 2015 Plan, which may be made to Company executive officers, directors and other employees, are not presently determinable. If the shareholders approve the Plan, such grants and awards will be made at the discretion of the Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE GENUINE PARTS COMPANY 2015 INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the current fiscal year ending December 31, 2015. Our Board of Directors has unanimously endorsed this selection. The Audit Committee has also pre-approved the engagement of Ernst & Young LLP to provide federal, state and international tax return preparation, advisory and related services to the Company during 2015.

Although ratification by the shareholders of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by law or by the Bylaws of the Company, the Audit Committee believes it is appropriate to seek shareholder ratification of this selection in light of the critical role played by the independent auditors in auditing the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. If this selection is not ratified at the Annual Meeting, the Audit Committee may investigate the reasons for the shareholders’ rejection and would reconsider its selection of independent auditors for the fiscal year ending December 31, 2015.

Ernst & Young LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2014. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit and Non-Audit Fees

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements for 2013 and 2014, the auditor’s report on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2014 and for the reviews of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC during 2013 and 2014 were approximately $5.2 million and $5.5 million, respectively.

Audit Related Fees.    The aggregate fees billed by Ernst & Young LLP for 2013 and 2014 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under the caption “Audit Fees” were approximately $211,000 and $80,000, respectively. These services primarily related to the Company’s benefit plans and accounting consultations.

Tax Fees.    The aggregate fees billed by Ernst & Young LLP for 2013 and 2014 for professional services rendered for tax compliance and tax advice for the Company were $4.0 million and $3.5 million, respectively.

All Other Fees.    No fees were billed by Ernst & Young LLP for professional services rendered during 2013 and 2014 other than as stated above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval Policy

Under the Audit Committee’s Charter and its Pre-Approval Policy, the Audit Committee is required to approve in advance the terms of all audit services as well as all permissible audit related and non-audit services to be provided by the independent auditors. Unless a service to be provided by the independent auditors has received approval under the Pre-Approval Policy, it will require specific pre-approval by the Audit Committee. The Pre-Approval Policy is detailed as to the particular services to be provided, and the Audit Committee is to be informed about each service provided. Non-audit services may be approved by the Chair of the Committee and reported to the full Audit Committee at its next meeting but may not be approved by the Company’s management.

The Audit Committee must approve the annual audit engagement services prior to the commencement of any audit work. The Audit Committee also must approve changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items, if any. In the event audit related or non-audit services that are pre-approved under the Pre-Approval Policy have an estimated cost in excess of certain dollar thresholds, these services require approval by the Audit Committee or by the Chair of the Audit Committee.

In determining the approval of services by the independent auditors, the Audit Committee or its Chair evaluates each service to determine whether the performance of such service would (a) impair the auditor’s independence; (b) create a mutual or conflicting interest between the auditor and the Company; (c) place the auditor in the position of auditing its own work; (d) result in the auditor acting as management or an employee of the Company; or (e) place the auditor in a position of being an advocate for the Company.

All of the services described above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees” were approved by the Audit Committee pursuant to legal requirements and the Audit Committee Charter and the Pre-Approval Policy.

Audit Committee Review

The Audit Committee has reviewed the services rendered by Ernst & Young LLP during 2014 and has determined that the services rendered are compatible with maintaining the independence of Ernst & Young LLP as the Company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of six directors who are independent of the Company and management as required by the NYSE corporate governance listing standards and by SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2014 and reports of management and of the independent auditors on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and the independent auditors the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s 2014 Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2014.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Interim Auditing Standards AU Section 380, Communication With Audit Committees. In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter provided by the independent auditors to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding the independent auditor’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditor’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their integrated audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The Audit Committee and the Board of Directors have also approved the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.

Members of the Audit Committee:

Wendy B. Needham (Chair)

Mary B. Bullock

Gary P. Fayard

George C. Guynn

Robert C. Loudermilk, Jr.

E. Jenner Wood

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are required by SEC regulation to furnish the Company copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2014, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with on a timely basis by such persons, with the exception of one late filing of a Form 4 for Robert C. Loudermilk, Jr. with regard to a single transaction.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Company. The Company has retained Georgeson Shareholder to assist in the solicitation of proxies for a fee of approximately $9,000 and reimbursement of certain expenses. Officers and regular employees of the Company, receiving no additional compensation, may also assist in the solicitation. Solicitation may be by mail, telephone, Internet or personal contact.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC’s rules permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more shareholders reside if we believe that they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address, unless we received contrary instructions from the affected shareholders prior to the mailing date. We will deliver a separate copy of the proxy statement or annual report, as requested, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, or if you are currently receiving multiple copies and prefer to receive only a single copy in the future you can so request by calling us at (770) 953-1700 or by writing to us at any time at the following address: Investor Relations, Genuine Parts Company, 2999 Circle 75 Parkway, Atlanta, Georgia 30339.

A majority of brokerage firms have instituted householding. If your family has multiple holdings in the Company, you may have received householding notification directly from your broker. Please contact your broker directly if you have any questions, if you require additional copies of the proxy statement or annual report, if you are currently receiving multiple copies of the proxy statement and annual report and wish to receive only a single copy or if you wish to revoke your decision to household and thereby receive multiple statements and reports. These options are available to you at any time.

OTHER MATTERS

Management does not know of any matters to be brought before the Annual Meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy and this proxy statement properly come before the Annual Meeting, the persons designated as proxies will vote thereon as recommended by the Board of Directors or, if the Board of Directors makes no recommendation, in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

A shareholder proposal for business to be brought before the 2016 Annual Meeting of Shareholders (other than nominations of persons to serve as directors) will be acted upon only in the following circumstances:

•

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement — To be considered for inclusion in next year’s proxy statement, shareholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at our principal executive officers no later than the close of business on October 29, 2015 and must comply with all applicable SEC rules.

•

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting of Shareholders — Any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8 but is instead sought to be presented directly at the 2016 Annual Meeting of Shareholders should be received at our principal executive offices no later than the close of business on January 12, 2016. Proposals should contain detailed information about the proposal and the shareholder proponent. SEC rules permit management to vote proxies in its discretion on such proposals in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

All recommendations of persons for nomination to the Board of Directors of the Company must be received at our principal executive offices no later than the close of business on the 90th day (November 28, 2015) and no earlier than the close of business on the 120th day (October 29, 2015) prior to the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting and must contain the information specified in and otherwise comply with our By-laws. See Section 3.4 “Certain Nomination Requirements.” However, if the date of the 2016 Annual Meeting of Shareholders is held more than 30 calendar days earlier than or 70 calendar days after the anniversary of this year’s meeting, notice by the shareholder, to be timely, must be received no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the date of the 2016 Annual Meeting of Shareholders or, if the first public announcement of the date of the 2016 Annual Meeting of Shareholders is less than 100 days prior to the date of the 2016 Annual Meeting of Shareholders, the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting of Shareholders is first made by the Company.

All shareholder proposals and recommendations of persons for nomination to the Board should be sent to Genuine Parts Company, 2999 Circle 75 Parkway, Atlanta, Georgia 30339, Attention: Corporate Secretary.

APPENDIX A

GENUINE PARTS COMPANY

2015 INCENTIVE PLAN

GENUINE PARTS COMPANY

2015 INCENTIVE PLAN

ARTICLE 1 PURPOSE		A-1

1.1	General	A-1

ARTICLE 2 DEFINITIONS		A-1

2.1	Definitions	A-1

ARTICLE 3 EFFECTIVE TERM OF PLAN		A-5

3.1	Effective Date	A-5

3.2	Term of Plan	A-5

ARTICLE 4 ADMINISTRATION		A-5

4.1	Committee	A-5

4.2	Actions and Interpretations by the Committee	A-6

4.3	Authority of Committee	A-6

4.4	Indemnification	A-7

ARTICLE 5 SHARES SUBJECT TO THE PLAN		A-7

5.1	Number of Shares	A-7

5.2	Share Counting	A-7

5.3	Stock Distributed	A-8

5.4	Limitation on Awards	A-8

5.5	Minimum Vesting Requirements	A-8

ARTICLE 6 ELIGIBILITY		A-8

6.1	General	A-8

ARTICLE 7 STOCK OPTIONS		A-9

7.1	General	A-9

7.2	Incentive Stock Options	A-9

ARTICLE 8 STOCK APPRECIATION RIGHTS		A-10

8.1	Grant of Stock Appreciation Rights	A-10

ARTICLE 9 RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS		A-10

9.1	Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	A-10

9.2	Issuance and Restrictions	A-11

9.3	Dividends on Restricted Stock	A-11

9.4	Forfeiture	A-11

9.5	Delivery of Restricted Stock	A-11

ARTICLE 10 PERFORMANCE AWARDS		A-11

10.1	Grant of Performance Awards	A-11

10.2	Performance Goals	A-11

ARTICLE 11 QUALIFIED STOCK-BASED AWARDS		A-12

11.1	Options and Stock Appreciation Rights	A-12

11.2	Other Awards	A-12

11.3	Performance Goals	A-13

11.4	Inclusions and Exclusions from Performance Criteria	A-13

11.5	Certification of Performance Goals	A-13

11.6	Award Limits	A-14

ARTICLE 12 DIVIDEND EQUIVALENTS		A-14

12.1	Grant of Dividend Equivalents	A-14

ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS		A-14

13.1	Grant of Stock or Other Stock-Based Awards	A-14

ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS		A-14

14.1	Award Certificates	A-14

14.2	Form of Payment of Awards	A-14

14.3	Limits on Transfer	A-15

14.4	Beneficiaries	A-15

14.5	Stock Trading Restrictions	A-15

14.6	Acceleration upon Death or Disability	A-15

14.7	Effect of a Change in Control	A-16

14.8	Acceleration for Other Reasons	A-16

14.9	Forfeiture Events	A-16

14.10	Substitute Awards	A-17

ARTICLE 15 CHANGES IN CAPITAL STRUCTURE		A-17

15.1	Mandatory Adjustments	A-17

15.2	Discretionary Adjustments	A-17

15.3	General	A-17

ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION		A-18

16.1	Amendment, Modification and Termination	A-18

16.2	Awards Previously Granted	A-18

16.3	Compliance Amendments	A-18

ARTICLE 17 GENERAL PROVISIONS		A-19

17.1	Rights of Participants	A-19

17.2	Withholding	A-19

17.3	Special Provisions Related to Section 409A of the Code	A-19

17.4	Unfunded Status of Awards	A-21

17.5	Relationship to Other Benefits	A-21

17.6	Expenses	A-21

17.7	Titles and Headings	A-21

17.8	Gender and Number	A-21

17.9	Fractional Shares	A-21

17.10	Government and Other Regulations	A-21

17.11	Governing Law	A-21

17.12	Severability	A-21

17.13	No Limitations on Rights of Company	A-22

GENUINE PARTS COMPANY

2015 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL.    The purpose of the Genuine Parts Company 2015 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Genuine Parts Company (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment, unless otherwise defined in the applicable Award Certificate, shall mean a determination by the Board that Executive has committed or engaged in either (i) any act that constitutes, on the part of the Participant, fraud, dishonesty, breach of fiduciary duty, misappropriation, embezzlement or gross misfeasance of duty; (ii) willful disregard of published Company policies and procedures or codes of ethics; or (iii) conduct by the Participant in his office with the Company that is grossly inappropriate and demonstrably likely to lead to material injury to the Company, as determined by the Board acting reasonably and in good faith; provided, that in the case of (ii) or (iii) above, such conduct shall not constitute “Cause” unless the Board shall have delivered to Executive notice setting forth with specificity (A) the conduct deemed to qualify as “Cause”, (B) reasonable action, if any, that would remedy such objection, and (C) a reasonable time (not less than 30 days) within which the Participant may take such remedial action, and the Participant shall not have taken such specified remedial action within the specified time.

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(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by a Person who is on the Effective Date the beneficial owner of 20% or more of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, consolidation or share exchange or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Genuine Parts Company, a Georgia corporation, or any successor corporation.

(k) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however,

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that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee (including a leased employee), officer, consultant or director of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” means the price of a share of Stock at any point in time as reported by the New York Stock Exchange or as determined by such methods or procedures as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment,

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consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means the Genuine Parts Company 2015 Incentive Plan, as amended from time to time.

(hh) “Prior Plan” means the Genuine Parts Company 2006 Incentive Plan, as amended from time to time.

(ii) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

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(ll) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm) “Retirement” means, unless otherwise provided in an Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

(nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 15), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(pp) “Stock” means the $1.00 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(qq) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(rr) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE.    Subject to the approval of the Plan by the Company’s shareholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2. TERMINATION OF PLAN.    Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the

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term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation, Nominating and Governance Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors that is approved and administered by a committee of the Board consisting solely of Independent Directors.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE.    Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Certificate as provided herein; and

(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

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Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 5.4 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors. The Committee may not make other discretionary grants hereunder to Non-Employee Directors.

4.4. INDEMNIFICATION.    Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES.    Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be [10,000,000], plus a number of additional Shares (not to exceed 500,000) underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 10,000,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2. SHARE COUNTING.    Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.

(a) The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(b) Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(d) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(e) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

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(f) To the extent that the full number of Shares subject to a Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 14.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Options granted under the Plan in any calendar year to any one Participant shall be for 1,500,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be with respect to 1,500,000 Shares.

(c) Performance Awards. With respect to any calendar year (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $15,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 1,500,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any calendar year is the total amount payable or Shares earned for the performance period divided by the number of calendar years in the performance period.

(d) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 15,000 Shares.

5.5. MINIMUM VESTING REQUIREMENTS.    Except in the case of substitute Awards granted pursuant to Section 14.10 and to the following sentence, Full Value Awards, Options and SARs granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Full Value Awards, Options or SARs in the event of the Participant’s termination of service or the occurrence of a Change in Control (subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full Value Awards, Options and SARs without respect to the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full Value Awards, Options and SARs, otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 5% or fewer of the total number of Shares authorized under the Plan.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL.    Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

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ARTICLE 7

STOCK OPTIONS

7.1. GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.10) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING.    Except as otherwise provided in Article 15, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for an Option, SAR or other Award with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option

(c) TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 5.5 and 7.1(e), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e) EXERCISE TERM.    Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE.    No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) NO DIVIDEND EQUIVALENTS.    No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

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ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT.    Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) STOCK APPRECIATION RIGHTS WITH MAXIMUM APPRECATION LIMITS.    The Committee is authorized to grant Stock Appreciation Rights to Participants with a limit on the maximum appreciation value of the Award, by providing that if the Fair Market Value of a Share equals or exceeds a specified amount (the “Maximum Share Value”) on any day during the term of such Award, the vested and unexercised portion of the Award, if any, shall be automatically exercised on such date without further action or notice by the Company or the Participant (an “Automatic Exercise”). Upon such Automatic Exercise, the Participant shall be entitled to receive for each Stock Appreciation Right the excess of (i) the Maximum Share Value over (ii) the grant price of such Award.

(c) PROHIBITION ON REPRICING.    Except as otherwise provided in Article 15, without the prior approval of stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for an Option, SAR or other Award with an exercise or base price that is less than the base price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(d) TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Section 5.5, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(e) NO DEFERRAL FEATURE.    No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(f) NO DIVIDEND EQUIVALENTS.    No SAR shall provide for Dividend Equivalents.

(g) OTHER TERMS.    All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

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9.2. ISSUANCE AND RESTRICTIONS.    Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter, subject to Section 5.5. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS ON RESTRICTED STOCK.    In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited; (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof and subject to the same vesting provisions as provided for the host Award); (iii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant; or (iv) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee in an Award Certificate, dividends accrued on Shares of Restricted Stock before they are vested shall be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award. In no event shall dividends with respect to Restricted Stock that is subject to performance-based vesting be paid or distributed until the performance-based vesting provisions of such Restricted Stock lapse.

9.4. FORFEITURE.    Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the

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Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS.    The provisions of the Plan are intended to enable Options and Stock Appreciation Rights granted hereunder to any Covered Employee to qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS.    When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

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•	Working capital targets relating to inventory and/or accounts receivable

•	Inventory management

•	Service or product delivery or quality

•	Customer satisfaction

•	Employee retention

•	Safety standards

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles

11.3. PERFORMANCE GOALS.    Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.    The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS.    Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority

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it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS.    Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the host Award; (ii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant; or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee in an Award Certificate, Dividend Equivalents accruing on unvested Full-Value Awards shall be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award. In no event shall Dividend Equivalents with respect to a Performance Award be paid or distributed until the performance-based vesting provisions of the Performance Award lapse.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to the last sentence of Section 5.5) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. FORM OF PAYMENT FOR AWARDS.    At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or

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limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3. LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES.    Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5. STOCK TRADING RESTRICTIONS.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. ACCELERATION UPON DEATH OR DISABILITY.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(i) all of that Participant’s outstanding Options and SARs shall become fully exercisable;

(ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

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14.7. EFFECT OF A CHANGE IN CONTROL.    The provisions of this Section 14.7 shall apply in the case of a Change in Control of the Company.

(a) Awards Assumed or Substituted by Surviving Entity.    With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) unless otherwise provided in the Award Certificate, the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards not Assumed or Substituted by Surviving Entity.    Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8. ACCELERATION FOR OTHER REASONS.    Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

14.9. FORFEITURE EVENTS.    Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions

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of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.10. SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL.    Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

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ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2. AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) Except as otherwise provided in Article 15, without the prior approval of the stockholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for an Option, SAR or other Award with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(c) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

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ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General.    It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations

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(without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c) Allocation among Possible Exemptions.    If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments.    If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims.    Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration.    The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

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17.4. UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6. EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12. SEVERABILITY.    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering

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any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Genuine Parts Company 2015 Incentive Plan as adopted by the Board on November 17, 2014 and by the shareholders on                     , 2015.

GENUINE PARTS COMPANY

By:

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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 27, 2015.

Vote by Internet
• Go to www.investorvote.com/GPC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR the twelve listed nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Dr. Mary B. Bullock	☐	☐	02 - Paul D. Donahue	☐	☐	03 - Jean Douville	☐	☐
04 - Gary P. Fayard	☐	☐	05 - Thomas C. Gallagher	☐	☐	06 - John R. Holder	☐	☐
07 - John D. Johns	☐	☐	08 - Robert C. “Robin” Loudermilk, Jr.	☐	☐	09 - Wendy B. Needham	☐	☐
10 - Jerry W. Nix	☐	☐	11 - Gary W. Rollins	☐	☐	12 - E. Jenner Wood III	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐	3. Approval of 2015 Incentive Plan.	☐	☐	☐
4. Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — Genuine Parts Company

Proxy Solicited by the Board of Directors of Genuine Parts Company for the

Annual Meeting of Shareholders to be held April 27, 2015

The undersigned hereby appoints THOMAS C. GALLAGHER and CAROL B. YANCEY, or either of them, with the individual power of substitution, proxies to vote all shares of Common Stock of Genuine Parts Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held in Atlanta, Georgia on April 27, 2015 and at any reconvened Meeting following any adjournment thereof. Said proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on this card, and are authorized to vote in their discretion as to any other matters that may properly come before the meeting.

Your shares will be voted in accordance with your instructions. IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

YOUR VOTE IS IMPORTANT

Please vote, sign, date and return the proxy card promptly using the enclosed envelope.